EXHIBIT 10.36







                   AGREEMENT AND PLAN OF MERGER


                           by and among


                     FOODBRANDS AMERICA, INC.

                               AND

                            IBP, inc.

                               AND

                          IBP SUB, INC.




                           Dated as of

                          March 25, 1997

                        TABLE OF CONTENTS


                                                             Page

ARTICLE  I . . . . . . . . . . . . . . . . . . . . . . . . . . .1
          1.1  The Offer . . . . . . . . . . . . . . . . . . . .1
          1.2  Company Action. . . . . . . . . . . . . . . . . .4
          1.3  Board of Directors of the Company . . . . . . . .5

ARTICLE II     THE MERGER. . . . . . . . . . . . . . . . . . . .6
          2.1  The Merger. . . . . . . . . . . . . . . . . . . .6
          2.2  Effect of Merger. . . . . . . . . . . . . . . . .7
               (a) Name of Surviving Corporation . . . . . . . .7
               (b) Certificate of Incorporation. . . . . . . . .7
               (c) Bylaws. . . . . . . . . . . . . . . . . . . .7
               (d) Corporate Organization. . . . . . . . . . . .7
               (e) Directors and Officers. . . . . . . . . . . .8
               (f) Closing . . . . . . . . . . . . . . . . . . .8
               (g) Filing of Certificate of Merger;
                   Effective Date and Effective Time . . . . . .8
          2.3  Conversion of Shares. . . . . . . . . . . . . . .8
          2.4  Dissenters' Rights. . . . . . . . . . . . . . . .9
          2.5  Payment for Shares; Surrender of Certificates . .9
          2.6  Stock Options . . . . . . . . . . . . . . . . . 11
          2.7  Lost Certificates . . . . . . . . . . . . . . . 12
          2.8  Closing of Company Transfer Books . . . . . . . 12
          2.9  Further Assurances. . . . . . . . . . . . . . . 12

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF THE
               COMPANY . . . . . . . . . . . . . . . . . . . . 13
          3.1  Organization of the Company . . . . . . . . . . 13
          3.2  Authorization . . . . . . . . . . . . . . . . . 13
          3.3  Capitalization of the Company . . . . . . . . . 14
          3.4  Subsidiaries of the Company . . . . . . . . . . 15
          3.5  Undisclosed Liabilities . . . . . . . . . . . . 16
          3.6  Absence of Certain Changes or Events. . . . . . 16
          3.7  Title to Assets, Etc. . . . . . . . . . . . . . 18
          3.8  Condition of Tangible Assets. . . . . . . . . . 18
          3.9  Contracts and Commitments . . . . . . . . . . . 19
          3.10 No Conflict or Violation; Third Party Consents. 20
          3.11 Consents and Approvals. . . . . . . . . . . . . 20
          3.12 Compliance with Law . . . . . . . . . . . . . . 20
          3.13 Brokers . . . . . . . . . . . . . . . . . . . . 21
          3.14 No Other Agreements to Sell the Company . . . . 21
          3.15 Intellectual Property . . . . . . . . . . . . . 21
          3.16 Employee Benefit Plans. . . . . . . . . . . . . 22
          3.17 Tax Matters . . . . . . . . . . . . . . . . . . 23
          3.18 SEC Documents . . . . . . . . . . . . . . . . . 24
          3.19 Environmental Matters . . . . . . . . . . . . . 25
          3.20 Proxy Statement; Information Statement. . . . . 27
          3.22 Vote Required . . . . . . . . . . . . . . . . . 28
          3.23 Opinion of Financial Advisor. . . . . . . . . . 28

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF THE
               PARENT AND THE PURCHASER. . . . . . . . . . . . 28
          4.1  Organization. . . . . . . . . . . . . . . . . . 28
          4.2  Authorization . . . . . . . . . . . . . . . . . 29
          4.3  Consents and Approvals. . . . . . . . . . . . . 29
          4.4  No Conflict or Violation; Third Party Consents. 29
          4.5  No Brokers. . . . . . . . . . . . . . . . . . . 30
          4.6  Proxy Statement; Information Statement. . . . . 30
          4.7  Share Ownership . . . . . . . . . . . . . . . . 31
          4.8  Financing . . . . . . . . . . . . . . . . . . . 31

ARTICLE V ACTIONS BY THE COMPANY, THE PARENT
               AND THE PURCHASER PRIOR TO THE EFFECTIVE DATE . 31
          5.1  Maintenance of Business . . . . . . . . . . . . 31
          5.2  Certain Prohibited Transactions . . . . . . . . 31
          5.3  Investigation by the Parent and the Purchaser . 34
          5.4  Consents and Reasonable Best Efforts. . . . . . 35
          5.5  Notification of Certain Matters.. . . . . . . . 36
          5.6  Stockholders' Meeting; Board Recommendations;
                Proxy Material . . . . . . . . . . . . . . . . 36
          5.7  Information Statement . . . . . . . . . . . . . 38

ARTICLE VI     CONDITIONS. . . . . . . . . . . . . . . . . . . 41
          6.1  Conditions to Each Party's Obligation to Effect
                the Merger . . . . . . . . . . . . . . . . . . 41
          6.2  Conditions to Obligation of the Parent to Effect
                the Merger . . . . . . . . . . . . . . . . . . 42

ARTICLE VII    ADDITIONAL COVENANTS OF THE COMPANY,
               THE PARENT AND THE PURCHASER. . . . . . . . . . 42
          7.1  Employee Benefits . . . . . . . . . . . . . . . 42
          7.2  Officers' and Directors' Insurance;
                Indemnification. . . . . . . . . . . . . . . . 43
          7.3  Transition Agreements . . . . . . . . . . . . . 44
          7.4  Restructuring of Transaction. . . . . . . . . . 45

ARTICLE VIII   MISCELLANEOUS . . . . . . . . . . . . . . . . . 45
          8.1  Termination . . . . . . . . . . . . . . . . . . 45
          8.2  Effect of Termination . . . . . . . . . . . . . 46
          8.3  No Survival of Representations, Warranties
                and Covenants. . . . . . . . . . . . . . . . . 46
          8.4  Assignment. . . . . . . . . . . . . . . . . . . 47
          8.5  Notices . . . . . . . . . . . . . . . . . . . . 47
          8.6  Choice of Law . . . . . . . . . . . . . . . . . 49
          8.7  Entire Agreement; Amendments and Waivers. . . . 49
          8.8  Schedules . . . . . . . . . . . . . . . . . . . 49
          8.9  No Third Party Beneficiary. . . . . . . . . . . 50
          8.10 Counterparts. . . . . . . . . . . . . . . . . . 50
          8.11 Invalidity. . . . . . . . . . . . . . . . . . . 50
          8.12 Headings. . . . . . . . . . . . . . . . . . . . 50
          8.13 Publicity . . . . . . . . . . . . . . . . . . . 50

Annex A


                             Exhibits

Exhibit "A"    Tender Agreements

Exhibit "B"    Charter Amendment

                           DEFINITIONS

               The following terms are defined in the Sections indicated and shall have the meanings ascribed to them therein unless the context clearly indicates otherwise.

                                                       Defined in
Term                                                    Section

"Acquisition Proposal" . . . . . . . . . . . . . . . . . . 5.8
"Antitrust Improvements Act" . . . . . . . . . . . . . . . 3.11
"Assets" . . . . . . . . . . . . . . . . . . . . . . . . . 3.7
"Business Day" . . . . . . . . . . . . . . . . . . . . . . 8.5
"CERCLA" . . . . . . . . . . . . . . . . . . . . . . . . .3.19(a)
"CERCLIS". . . . . . . . . . . . . . . . . . . . . . . . .3.19(c)
"Certificate of Amendment" . . . . . . . . . . . . . . . . 3.2(c)
"Certificate of Merger"  . . . . . . . . . . . . . . . . . 2.2(g)
"Charter Amendment". . . . . . . . . . . . . . . . . . . . 3.2(c)
"Closing"  . . . . . . . . . . . . . . . . . . . . . . . . 2.2(f)
"Code" . . . . . . . . . . . . . . . . . . . . . . . . . . 3.16
"Common Stock" . . . . . . . . . . . . . . . . . . . . . . 2.3(a)
"Company Disclosure Letter". . . . . . . . . . . . . . . . 3.3
"Company Permits". . . . . . . . . . . . . . . . . . . . . 3.12
"Company SEC Documents"  . . . . . . . . . . . . . . . . . 3.18
"Confidentiality Agreement". . . . . . . . . . . . . . . . 8.7
"Constituent Corporations" . . . . . . . . . . . . . . . . 2.1
"Delaware Law" . . . . . . . . . . . . . . . . . . . . . . 2.1
"Disbursing Agent" . . . . . . . . . . . . . . . . . . . . 2.5
"Dissenters' Shares" . . . . . . . . . . . . . . . . . . . 2.4
"Effective Date" . . . . . . . . . . . . . . . . . . . . . 2.2(g)
"Effective Time" . . . . . . . . . . . . . . . . . . . . . 2.2(g)
"Employment Agreements". . . . . . . . . . . . . . . . . . 7.1(a)
"Encumbrances" . . . . . . . . . . . . . . . . . . . . . . 3.7
"Environmental Laws" . . . . . . . . . . . . . . . . . . .3.19(a)
"ERISA"  . . . . . . . . . . . . . . . . . . . . . . . . . 3.16
"Exchange Act" . . . . . . . . . . . . . . . . . . . . . . 1.1
"Expenses" . . . . . . . . . . . . . . . . . . . . . . . .5.10(c)
"Financial Statements" . . . . . . . . . . . . . . . . . . 3.5
"FINDS". . . . . . . . . . . . . . . . . . . . . . . . . .3.19(c)
"Governmental Entity". . . . . . . . . . . . . . . . . . . 3.11
"Hazardous Material" . . . . . . . . . . . . . . . . . . .3.19(b)
"Indemnified Parties"  . . . . . . . . . . . . . . . . . . 7.2(a)
"Information Statement". . . . . . . . . . . . . . . . . . 5.7
"Intellectual Property". . . . . . . . . . . . . . . . . . 3.15
"Investment Banker". . . . . . . . . . . . . . . . . . . . 4.5
"JLL". . . . . . . . . . . . . . . . . . . . . . . . .   Recitals
"Licenses" . . . . . . . . . . . . . . . . . . . . . . . . 3.15
"Material Adverse Change". . . . . . . . . . . . . . . . . 3.1
"Material Adverse Effect". . . . . . . . . . . . . . . . . 3.1
"Merger" . . . . . . . . . . . . . . . . . . . . . . . . . 2.1
"Merger Consideration" . . . . . . . . . . . . . . . . . . 2.3(a)
"Minimum Condition". . . . . . . . . . . . . . . . . . . .Annex A
"Morgan Stanley" . . . . . . . . . . . . . . . . . . . . . 3.13
"NOLs" . . . . . . . . . . . . . . . . . . . . . . . . . . 3.17
"Notice of a Superior Proposal". . . . . . . . . . . . . . 5.8
"Offer". . . . . . . . . . . . . . . . . . . . . . . . . . 1.1(a)
"Offer Documents". . . . . . . . . . . . . . . . . . . . . 1.(b)
"Offer to Purchase". . . . . . . . . . . . . . . . . . . . 1.1(a)
"OSHA" . . . . . . . . . . . . . . . . . . . . . . . . . .3.19(a)
"Option Settlement Amount" . . . . . . . . . . . . . . . . 2.6
"Parent Companies" . . . . . . . . . . . . . . . . . . . . 5.6
"Patents". . . . . . . . . . . . . . . . . . . . . . . . . 3.15
"Pension Plans". . . . . . . . . . . . . . . . . . . . . . 3.16
"Personnel"  . . . . . . . . . . . . . . . . . . . . . . . 3.6(b)
"Plans". . . . . . . . . . . . . . . . . . . . . . . . . . 3.16
"Preferred Stock". . . . . . . . . . . . . . . . . . . . . 3.3
"Proxy Statement". . . . . . . . . . . . . . . . . . . . . 5.6(c)
"RCRA" . . . . . . . . . . . . . . . . . . . . . . . . . .3.19(a)
"SEC"  . . . . . . . . . . . . . . . . . . . . . . . . . . 1.1(b)
"Shares" . . . . . . . . . . . . . . . . . . . . . . . . . 1.1(a)
"Share Price"  . . . . . . . . . . . . . . . . . . . . . . 2.3(a)
"Special Meeting". . . . . . . . . . . . . . . . . . . . . 5.6(a)
"Stock Option Plans" . . . . . . . . . . . . . . . . . . . 2.6
"Subsidiary" or "Subsidiaries" . . . . . . . . . . . . . . 3.4
"Superior Proposal". . . . . . . . . . . . . . . . . . . . 5.8
"Surviving Corporation"  . . . . . . . . . . . . . . . . . 2.1
"Takeover Proposal". . . . . . . . . . . . . . . . . . . .5.10(c)
"Tender Agreements". . . . . . . . . . . . . . . . . .   Recitals
"Termination Fee". . . . . . . . . . . . . . . . . . . . .5.10(b)
"Trademarks" . . . . . . . . . . . . . . . . . . . . . . . 3.15
"Transition Agreements". . . . . . . . . . . . . . . . . . 7.3
"Warrant Agreement". . . . . . . . . . . . . . . . . . . . 3.3
"Welfare Plans"  . . . . . . . . . . . . . . . . . . . . . 3.16

                   AGREEMENT AND PLAN OF MERGER


          This Agreement and Plan of Merger, dated as of March 25, 1997 (the "Agreement") is by and among Foodbrands America, Inc., a Delaware corporation (the "Company"), IBP, inc., a Delaware corporation (the "Parent"), and IBP Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Parent (the "Purchaser").

                      W I T N E S S E T H :

          WHEREAS, the respective Boards of Directors of the Parent, Purchaser and the Company have each approved the acquisition of the Company by the Parent upon the terms and subject to the conditions set forth in this Agreement;

          WHEREAS, to induce the Parent and the Purchaser to enter into this Agreement, each of Joseph Littlejohn & Levy Fund, L.P., Joseph Littlejohn & Levy Fund II, L.P. (collectively, "JLL") and The Airlie Group L.P. are concurrently entering into a Tender Agreement with the Parent and the Purchaser in the form attached hereto as Exhibit A (each a "Tender Agreement" and collectively, the "Tender Agreements"), each of which Tender Agreements have been approved by the Board of Directors of the Company; and

          WHEREAS, the Parent, the Purchaser and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger (each as hereafter defined) and also to prescribe certain conditions to the Offer and the Merger.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parent, the Purchaser and the Company hereby agree as follows:


                            ARTICLE  I
                         THE TENDER OFFER

          1.1  The Offer.

               (a) In accordance with the provisions of this Agreement and provided that nothing shall have occurred which would result in a failure of any of the conditions set forth in Annex A, attached hereto and made a part hereof, as promptly as practicable, and in no event later than the fifth
(5th) business day following the date hereof, the Parent shall cause the Purchaser to, and the Purchaser shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a tender offer (as it may be amended from time to time as permitted hereunder, the "Offer") for all of the issued and outstanding shares (the "Shares") of the Common Stock (defined hereafter) at a price of Twenty Three Dollars and Forty Cents ($23.40) per share net to the seller in cash, without interest thereon (such price or such higher price per share as may be paid in the Offer, being referred to herein as the "Share Price"), which Offer, and the obligation of the Purchaser to accept payment and pay for Shares tendered pursuant to the Offer, shall be in accordance with the terms of this Agreement, subject to the conditions set forth in Annex A hereto. The Purchaser shall, subject only to the satisfaction or waiver of the conditions set forth on Annex A hereto, accept for payment and pay for all Shares validly tendered and not withdrawn pursuant to the Offer as soon as practicable after the expiration of the Offer. The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") containing the terms set forth in this Agreement, the Minimum Condition (as defined in Annex A hereto) and the other conditions set forth in Annex A hereto. Notwithstanding the foregoing, the Purchaser expressly reserves the right to increase the price per Share payable in the Offer and make any other changes to the terms or conditions of the Offer (or waive in whole or in part, at the sole discretion of the Purchaser any of such conditions), provided, however, that the Purchaser will not, without the prior written consent of the Company (such consent to be authorized by the Board of Directors of the Company), (i) waive the Minimum Condition, (ii) subject to clause (z) of the proviso in the immediately following sentence, extend the Offer if all of the Offer conditions are satisfied or waived, (iii) decrease the Share Price, change the form of consideration payable in the Offer or decrease the number of Shares sought, (iv) impose additional conditions to the Offer,
(v) waive the condition described in clause (x) of Annex A hereto or (vi) amend the conditions of the Offer or any other term of the Offer in any manner adverse to the holders of Shares (other than insignificant changes or amendments or other than to waive any condition). The initial expiration date of the Offer shall be 20 business days following commencement of the Offer (such date and time, as may be extended in accordance with the terms hereof, is referred to as the "Expiration Date");
provided, however, and notwithstanding anything in the foregoing to the contrary, it is understood and agreed that the Purchaser may, from time to time, in its sole discretion extend the Expiration Date, but not beyond September 24, 1997, without the consent of the Company (x) if any of the conditions to the Offer have not been satisfied, for the minimum period of time necessary to satisfy such condition; (y) for any period required by any order, decree or ruling of, or any rule, regulation, interpretation or position of, any Governmental Entity (as hereafter defined) applicable to the Offer; or (z) for a period of not more than five business days beyond the latest expiration date that would otherwise be permitted under clause (x) or (y) of this sentence solely for the purpose of obtaining valid tenders (which are not withdrawn) of 90% of the Shares. A record holder who validly tenders, and does not withdraw, pursuant to the Offer at least 500,000 shares of Common Stock which such holder beneficially owns, may receive, upon acceptance of such shares by the Purchaser pursuant to the Offer, payment therefor by wire transfer of immediately available funds to an account in the United States designated in writing by such holder at the time such shares are tendered pursuant to the Offer.

               (b) As soon as practicable on the date the Offer is commenced, the Parent and the Purchaser shall file with the United States Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 with respect to the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-1"). The
Schedule 14D-1 will include, as exhibits, the Offer to Purchase and a form of letter of transmittal and summary advertisement (collectively, together with any amendments and supplements thereto, the "Offer Documents"). The Offer Documents will comply as to form in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Parent or the Purchaser with respect to information furnished by the Company for inclusion or incorporation by reference in the Offer Documents. The information supplied in writing by the Company for inclusion or incorporation by reference in the Offer Documents and by the Parent or the Purchaser for inclusion or incorporation by reference in the Schedule 14D-9 (as hereinafter defined) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Parent and the Purchaser will take all steps necessary to cause the Offer Documents to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Each of the Parent and the Purchaser, on the one hand, and the Company, on the other hand, will promptly correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false and misleading in any material respect and the Purchaser will take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given the opportunity to review the Schedule 14D-1 before it is filed with the SEC. In addition, the Parent and the Purchaser will provide the Company and its counsel in writing with any comments, whether written or oral, the Parent, the Purchaser or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

          1.2  Company Action.

               (a) The Company hereby approves of and consents to the Offer and represents that its Board of Directors has duly adopted resolutions approving the Offer, the Merger, this Agreement, the Tender Agreements and the acquisition of shares of Common Stock pursuant thereto, has determined that the Merger is advisable and that the terms of the Offer and the Merger are fair to, and in the best interests of, the Company's stockholders and has resolved to recommend acceptance of the Offer and approval of the Merger by the stockholders of the Company. The Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Board of Directors of the Company described in this Section 1.2(a), subject to the right of the Board of Directors of the Company to withdraw or modify its approval or recommendation of the Offer in accordance with Section 5.7(b) hereof.

               (b) Concurrently with the commencement of the Offer, the Company shall file with the SEC a Solicitation/ Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-9") which shall, subject to the right of the Board of Directors of the Company to withdraw or modify its approval or recommendation of the Offer in accordance with Section 5.7(b) hereof, contain the recommendation referred to in Section 1.2(a) hereof. The Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information furnished by the Parent or the Purchaser for inclusion or incorporation by reference in the Schedule 14D-9. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Each of the Company, on the one hand, and the Parent and the Purchaser, on the other hand, agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false and misleading in any material respect and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. The Parent and its counsel shall be given the opportunity to review the Schedule 14D-9 before it is filed with the SEC. In addition, the Company agrees to provide the Parent, the Purchaser and their counsel with any comments, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments or other communications. The Company has been advised by each of its directors that as of the date hereof each such person intends to tender all of the shares of Common Stock owned by such person pursuant to the Offer.

               (c) In connection with the Offer, the Company will promptly furnish or cause to be furnished to the Purchaser mailing labels, security position listings and any available listing or computer file containing the names and addresses of all record holders of the Shares as of a recent date, and shall furnish the Purchaser with such additional information (including, but not limited to, updated lists of holders of the Shares and their addresses, mailing labels and lists of security positions) and assistance as the Purchaser or its agents may reasonably request in communicating the Offer to the record and beneficial holders of the Shares. Except for such steps as are necessary to disseminate the Offer Documents, the Parent and the Purchaser shall hold in confidence the information contained in any of such labels and lists and the additional information referred to in the preceding sentence, will use such information only in connection with the Offer and the Merger, and, if this Agreement is terminated, will upon request of the Company deliver or cause to be delivered to the Company all copies of such information then in its possession or the possession of its agents or representatives.

          1.3  Board of Directors of the Company.

               (a) Promptly upon the purchase of and payment for any Shares by the Parent or any of its subsidiaries which represents at least a majority of the outstanding Shares (on a fully diluted basis), the Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as is equal to the product of the total number of directors on such Board (giving effect to the directors designated by the Parent pursuant to this sentence) multiplied by the percentage that the number of Shares so accepted for payment bears to the total number of Shares then outstanding. In furtherance thereof, the Company shall, upon request of the Purchaser, use its best efforts promptly either to increase the size of its Board of Directors or secure the resignations of such number of its incumbent directors, or both, as is necessary to enable the Parent's designees to be so elected to the Company's Board, and shall take all actions available to the Company to cause the Parent's designees to be so elected. At such time, the Company shall also cause persons designated by the Parent to constitute at least the same percentage (rounded up to the next whole number) as is on the Company's Board of Directors of (i) each committee of the Company's Board of Directors, (ii) each board of directors (or similar body) of each Subsidiary (as defined hereafter) of the Company, and (iii) each committee (or similar body) of each such board. Notwithstanding the foregoing, until the Effective Time (as defined hereafter), the Company shall use all reasonable efforts to have at least two members of the Board of Directors who are neither officers of the Parent or designees, stockholders or affiliates of the Parent. Subject to receipt by the Company from the Parent or the Purchaser of the information referred to in the penultimate sentence of this
Section 1.3(a), the Company shall promptly take all actions required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this Section 1.3(a), including mailing to stockholders the information required by such Section 14(f) and Rule 14f-1 as is necessary to enable the Parent's designees to be elected to the Company's Board of Directors. The Parent or the Purchaser will supply the Company any information with respect to either of them and their nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1. The provisions of this
Section 1.3(a) are in addition to and shall not limit any rights which the Purchaser, the Parent or any of their affiliates may have as a holder or beneficial owner of Shares as a matter of law with respect to the election of directors or otherwise.

               (b) From and after the time, if any, that the Parent's designees constitute a majority of the Company's Board of Directors and prior to the Effective Date (as hereinafter defined), any amendment of this Agreement by the Company, any termination of this Agreement by the Company, any extension of time for performance of any of the obligations of the Parent or the Purchaser hereunder, any waiver of any condition to the Company's obligations hereunder or any of the Company's rights hereunder or action to amend or otherwise modify the Company's Amended and Restated Certificate of Incorporation or Amended and Restated By-Laws may be effected only by the action of a majority of the directors of the Company then in office who were not officers of the Parent or designees, stockholders or affiliates of the Parent, which action shall be deemed to constitute the action of any committee specifically designated by the Board of Directors to approve the actions and transactions contemplated hereby and the full Board of Directors; provided, that if there shall be no such directors, such actions may be effected by majority vote of the entire Board of Directors of the Company.

                            ARTICLE II

                            THE MERGER

          2.1 The Merger. At the Effective Time, the Purchaser shall be merged with and into the Company (the "Merger") upon the terms and subject to the conditions hereinafter set forth as permitted by and in accordance with the provisions of Section 251 (or other applicable provision) of the General Corporation Law of the State of Delaware (the "Delaware Law"). The Company and the Purchaser are sometimes referred to herein as the "Constituent Corporations." The Company shall be the surviving corporation following the effectiveness of the Merger (sometimes referred to herein as the "Surviving Corporation"). Notwithstanding anything to the contrary herein, at the election of the Parent, any direct or indirect wholly-owned subsidiary of the Parent may be substituted for the Purchaser as a Constituent Corporation in the Merger; provided, however, that such substitution shall not impede or delay the consummation of the transactions contemplated by this Agreement. In such event, the parties agree to execute an appropriate amendment to this Agreement, in form and substance reasonably satisfactory to the Parent and the Company, in order to reflect such substitution.

          2.2 Effect of Merger. The parties agree to the following provisions with respect to the Merger:

               (a) Name of Surviving Corporation. The name of the Surviving Corporation from and after the Effective Date shall be "Foodbrands America, Inc."

               (b)  Certificate of Incorporation.  The
Certificate of Incorporation of the Purchaser as in effect immediately prior to the Effective Date shall from and after the Effective Date be the Certificate of Incorporation of the Surviving Corporation until changed or amended in accordance with the provisions of applicable law.

               (c) Bylaws. The Bylaws of the Purchaser as in effect immediately prior to the Effective Date shall from and after the Effective Date be and continue to be the Bylaws of the Surviving Corporation until changed or amended as provided therein or the Certificate of Incorporation of the Surviving Corporation or in accordance with the provisions of applicable law.

               (d)  Corporate Organization.  The separate
corporate existence of the Purchaser shall cease at the Effective Time. All the rights, privileges, immunities and franchises, of a public as well as a private nature, and all property, real, personal and mixed, of each of the Constituent Corporations, and all debts due on whatever account to each of them, including subscriptions for stock and other choses in action belonging to each of them, shall be taken and deemed to be transferred to and vested in the Surviving Corporation in accordance with Delaware Law without further act or deed. The title to any real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of Merger. The Surviving Corporation shall thenceforth be responsible for all the liabilities and obligations of each of the Constituent Corporations, with the effect set forth in the Delaware Law. Any claim, action or proceeding existing or pending by or against any of the Constituent Corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. The Surviving Corporation shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the Delaware Law, and neither the rights of creditors nor any liens upon the property of the Purchaser or the Company shall be impaired by the Merger.

               (e) Directors and Officers. The directors of the Purchaser immediately prior to the Effective Time will be the initial directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time will be the initial officers of the Surviving Corporation, in each case until the earlier of their resignation or removal or until their successors are elected or appointed and qualified.

               (f) Closing. The Merger shall be consummated and the closing of this Agreement (the "Closing") shall take place at the offices of Sidley & Austin, One First National Plaza, Chicago, Illinois 60603, or at such other place as the parties may mutually agree, no later than the second business day (the "Closing Date") after the satisfaction or waiver of the conditions to the obligations of the parties hereto set forth in
Article VI hereof.

               (g) Filing of Certificate of Merger; Effective Date and Effective Time. On the Closing Date (or such other date as the Parent and the Company may agree) the Parent, the Purchaser and the Company shall cause a certificate of merger or, if applicable, a certificate of ownership and merger (the "Certificate of Merger") to be executed and filed with the Secretary of State of the State of Delaware as provided in the Delaware Law. The Merger shall become effective on the date and time at which the Certificate of Merger shall have been duly filed with the Secretary of State of the State of Delaware or at such other time as the Parent, the Purchaser and the Company shall agree should be specified in the Certificate of Merger (the date and time the Merger becomes effective being referred to herein respectively as the "Effective Date" and the "Effective Time").

          2.3 Conversion of Shares. By virtue of the Merger and without any action on the part of the Parent, the Purchaser or any stockholder of the Company, as of the Effective Time pursuant to this Agreement:

               (a) Each share of common stock, $.01 par value per share, of the Company (the "Common Stock") then issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock held by the Company as treasury stock or by any wholly-owned subsidiary of the Company or owned by the Parent, the Purchaser or any other subsidiaries of the Parent and other than the Dissenters' Shares (as defined in Section 2.4)) shall be cancelled and converted into and become the right to receive, upon surrender of the certificate representing such share an amount in cash, without interest thereon, equal to the Share Price (the "Merger Consideration");

               (b) Each outstanding share of Common Stock held by the Company as a treasury share or by any wholly-owned subsidiary of the Company and any shares of Common Stock owned by the Parent, the Purchaser or any other subsidiary of the Parent shall be cancelled and retired and cease to exist and no consideration shall be delivered in exchange therefor; and

               (c) Each share of common stock, $.01 par value per share, of the Purchaser then issued and outstanding shall be converted into one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

          2.4 Dissenters' Rights. Each outstanding share of Common Stock held by stockholders who shall have properly exercised and perfected appraisal rights with respect thereto under Section 262 of the Delaware Law ("Dissenters' Shares") shall not be cancelled and converted into the right to receive the Merger Consideration in cash, without interest, pursuant to the Merger, but shall be entitled to receive payment of the appraised value of such Dissenters' Shares in accordance with provisions of such Section 262, except that any Dissenters' Shares held by a stockholder who fails to perfect or withdraws his or her demand for appraisal of such Dissenters' Shares or loses his or her right to such payment shall be cancelled and converted, as of the Effective Time, into the right to receive the Merger Consideration. The Company will give the Parent prompt written notice of any demands received by the Company for appraisals of shares of Common Stock. The Company shall not, except with the prior written consent of the Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

          2.5 Payment for Shares; Surrender of Certificates. In order that the cash payments provided for by Sections 2.3(a) and
2.6 hereof may be made, the Parent shall cause Purchaser to deliver to a bank or trust company designated by the Parent prior to the Effective Time (herein referred to as the "Disbursing Agent"), at or prior to the Effective Time, in trust for the benefit of the holders of Common Stock and persons entitled to any portion of the Option Settlement Amount (as defined in Section 2.6), cash, in immediately available funds, in an aggregate amount necessary to pay the Merger Consideration pursuant to Section 2.3(a) (determined as though there are no Dissenters' Shares), plus the Option Settlement Amount. As soon as practicable after the Effective Time, the Parent shall cause the Disbursing Agent to mail (and to make available for collection by hand) to each record holder of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of Common Stock, a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates shall pass, only upon actual delivery of the certificates to the Disbursing Agent and shall be in a form and have such other provisions as the Parent may reasonably specify) and instructions for use in effecting the surrender of such certificate or certificates for payment therefor. Such letter of transmittal and instructions shall request that each such record holder shall surrender such holder's certificate or certificates to the Disbursing Agent promptly following the Effective
Date.

          Upon surrender of a certificate formerly representing shares of Common Stock, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the Disbursing Agent shall promptly pay to the persons entitled thereto the amount to which such persons are entitled. No interest will be paid or accrued on the cash payable upon the surrender of any certificate or certificates (it being understood that any interest earned on funds made available to the Disbursing Agent pursuant to this Agreement shall be turned over to the Parent).

          If payment is to be made to a person other than the person in whose name the certificate so surrendered is registered, it shall be a condition of payment that such certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the delivery of such payment to a person other than the registered holder of such certificate or establish to the satisfaction of the Parent that any such taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 2.5, each certificate (other than certificates representing Dissenters' Shares and certificates representing any shares of Common Stock owned by the Parent or any subsidiaries of the Parent, the Company or any wholly-owned subsidiary of the Company) shall be deemed at any time after the Effective
Date to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Common Stock theretofore represented by such certificate shall have been converted pursuant to Section 2.3(a). Notwithstanding the foregoing, none of the Disbursing Agent, the Surviving Corporation or any party hereto shall be liable to a former stockholder of the Company for any cash or interest delivered to a public official as is required pursuant to applicable abandoned property, escheat or similar laws.

          After six months after the Effective Date, any remaining funds, including any interest or other income thereon, held by the Disbursing Agent pursuant to this Section shall be released from trust and shall be paid by the Disbursing Agent to the Surviving Corporation. Thereafter, holders of shares of Common Stock shall look only to the Parent or the Surviving Corporation (subject to the terms of this Agreement and abandoned property, escheat and other similar laws) as general creditors thereof with respect to the Merger Consideration, without any interest thereon, that may be payable per share of Common Stock upon due surrender of the certificates held by them.

          The Parent or the Disbursing Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Common Stock such amounts as the Parent or the Disbursing Agent is required to deduct and withhold with respect to the making of such payment under the Code (as hereinafter defined) or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Parent or the Disbursing Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Common Stock in respect of which such deduction and withholding was made by the Parent or the Disbursing Agent.

          2.6 Stock Options. Immediately prior to the Effective Time, subject to obtaining any consent which may be necessary from the holder of the outstanding options, the Company shall cancel and settle, by cash payment to the holders thereof (the "Option Settlement Amount"), all the outstanding options to purchase shares of Common Stock (whether or not such options are currently exercisable or vested) which have heretofore been granted under the following stock plans and agreements of the
Company: (i) Foodbrands America, Inc. 1992 Stock Incentive Plan, as amended, (ii) Foodbrands America, Inc. Associate Stock Purchase Plan, (iii) Foodbrands America, Inc. Nonqualified Associate Stock Purchase Plan, (iv) Deferred Stock Compensation Plan for the non-employee directors of Foodbrands, and (v) the 25,000 options issued to certain directors of the Company pursuant to option agreements dated April 27, 1995. (Such plans and agreements are referred to herein collectively as the "Stock Option Plans.") Except as otherwise provided pursuant to the terms of the Stock Option Plans in clauses (ii) and (iii) above, such Option Settlement Amount with respect to each cancelled option shall be in an amount equal to the excess, if any, of the Merger Consideration over the per share exercise price of such cancelled option, multiplied by the number of shares of Common Stock into which such cancelled option would be exercisable, less any amounts that the Company is required to withhold and pay over to any federal and state, local or other tax authorities under applicable law with respect to such Option Settlement Amount. The remaining proceeds, if any, will be paid to the option holder in cash. Such cash settlement shall constitute full performance of the Company's obligations under the Stock Option Plans and any related stock option agreements. Except as otherwise agreed to by the parties, the Stock Option Plans shall terminate before or as of the Effective Time.

          2.7  Lost Certificates.  If any certificate
representing Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such certificate, the Disbursing Agent will pay in exchange for such lost, stolen or destroyed certificate the Merger Consideration multiplied by the number of shares of Common Stock represented by such certificate, to which the holder thereof is entitled pursuant to this Article II.

          2.8 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and no transfer of shares of Common Stock shall thereafter be made. If, after the Effective Time, share certificates are presented to the Surviving Corporation, the Disbursing Agent or the Parent, they shall be cancelled and exchanged for the Merger Consideration as provided in this
Article II.

          2.9 Further Assurances. If at any time the Surviving Corporation shall consider or be advised that any further assignments or assurances are necessary or desirable to vest in the Surviving Corporation, according to the terms hereof, the title of any property or rights of the Company or the Purchaser, the last acting officers and directors of the Company or the Purchaser, as the case may be, or the corresponding officers and directors of the Surviving Corporation shall and will execute and make all such proper assignments and assurances and do all things necessary or proper to vest title in such property or rights in the Surviving Corporation, and otherwise to carry out the purposes of this Agreement.

                           ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to the Parent and the Purchaser as follows:

          3.1 Organization of the Company. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware, has full corporate power and authority to conduct its business as it is presently being conducted and to own and lease its properties and assets. Each of the direct and indirect Subsidiaries of the Company is duly organized, validly existing and in good standing under the laws of its respective state of incorporation, has full corporate power and authority to conduct its business as it is presently being conducted and to own, operate and lease its properties and assets. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which (i) such qualification is necessary under the applicable law as a result of its conduct of its business or ownership of assets or properties held under lease, and (ii) where the failure to be so qualified would have a Material Adverse Effect (as defined below) on the Company. "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to the Parent or the Company, as the case may be, any change or effect, either individually or in the aggregate, that is or can reasonably be expected to be materially adverse to the business, assets, liabilities, properties, condition (financial or otherwise) or results of operations of the Parent and its subsidiaries taken as a whole, or the Company and its Subsidiaries taken as a whole, as the case may be.

          3.2  Authorization.

               (a) The Company has all necessary corporate power and authority to enter into this Agreement and will at the Closing have taken all necessary corporate action, including stockholder consent or approval (if necessary), to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company and the performance of its obligations hereunder have been duly and validly authorized by the Board of Directors of the Company and, other than the approval and adoption of this Agreement by the requisite vote of the Company's stockholders, no other corporate proceedings on the part of the Company are necessary, and this Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by the Parent and the Purchaser) constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (ii) general principles of equity (whether considered in an action in equity or at law) which provide, among other things, that the remedy of specific performance and injunctive and other forms of equity relief are subject to equitable defenses and the discretion of the court before which any proceedings therefor may be brought.

          (b) The Board of Directors of the Company has duly and validly approved and taken all corporate action required to be taken by the Board of Directors for the approval and confirmation of the transactions contemplated by this Agreement and the Tender Agreements, including, without limitation, all actions necessary to render the provisions of Section 203 of the Delaware Law inapplicable to transactions contemplated by this Agreement or the Tender Agreements. No Oklahoma takeover statute or similar statute or regulation applies or purports to apply to the Parent, the Purchaser, the Merger, this Agreement, the Tender Agreements or any of the transactions contemplated by this Agreement or the Tender Agreements in connection with the transactions contemplated by this Agreement or the Tender Agreements.

          (c) The Board of Directors of the Company has duly and validly approved and taken all corporate actions required to be taken by the Board of Directors for the approval of the amendments to the Amended and Restated Certificate of Incorporation of the Company (which amendments are attached as Exhibit B hereto) (the "Charter Amendment"). The stockholders of the Company have duly and validly approved the Charter Amendment. Subject to (i) the provisions of the Exchange Act relating to the distribution of an information statement to the stockholders of the Company and (ii) the filing of a certificate of amendment ("Certificate of Amendment") with the Secretary of State of the State of Delaware, no further action is required to make effective the Charter Amendment. The execution and delivery of the Tender Agreements, the tender of shares of Common Stock pursuant to the Offer and the grant of the options contemplated by the Tender Agreements do not conflict with Article Fifth of the Amended and Restated Certificate of Incorporation of the Company, and upon the effectiveness of the Charter Amendment neither the purchase of shares of Common Stock pursuant to the Offer nor the exercise of any such options under the Tender Agreement will violate the Amended and Restated Certificate of Incorporation of the Company.

          3.3 Capitalization of the Company. The Company has an authorized capital stock of 20,000,000 shares of Common Stock and 4,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As of the date hereof, 12,465,107 shares of Common Stock and no shares of Preferred Stock were issued and outstanding. Such issued shares of Common Stock are duly authorized, validly issued and are fully paid and nonassessable and are not subject to preemptive rights. As of the date hereof, there are no treasury shares, and there are no outstanding stock appreciation rights. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of the Company or any of its Subsidiaries. Except as set forth on Schedule 3.3 of the letter from the Company to the Parent dated the date hereof which relates to this Agreement and is designated therein as the Company Disclosure Letter (the "Company Disclosure Letter") and except for the outstanding options and warrants to purchase 1,762,752 shares of Common Stock granted under the Company's Stock Option Plans and the Warrant Agreement dated October 31, 1991 among the Company and certain banks (the "Warrant Agreement"), there are no outstanding options, warrants or rights to purchase or acquire any capital stock of the Company or any securities convertible, exchangeable or exercisable for any of its capital stock, and except as set forth on Schedule 3.3 of the Company Disclosure Letter, there are no contracts, commitments, understandings, arrangements or restrictions by which the Company is bound to sell or issue any shares of its capital stock or any securities convertible, exchangeable or exercisable for any of its capital stock. As of the Effective Time, the Company will have no obligation to issue any shares of Common Stock.

          3.4 Subsidiaries of the Company. Schedule 3.4 of the Company Disclosure Letter sets forth a complete and correct description of the name and jurisdiction of incorporation or formation of each of the direct and indirect subsidiaries of the Company of which the Company owns more than a 50% equity interest. Such subsidiaries are sometimes hereafter collectively referred to as the "Subsidiaries" or "Subsidiary." Except as set forth on Schedule 3.4 of the Company Disclosure Letter, all of the issued and outstanding shares of common stock or other equity interest of each Subsidiary have been duly authorized, validly issued, are fully paid and nonassessable and are owned beneficially by the Company or a Subsidiary of the Company free and clear of any liens, claims or other encumbrances or rights of third parties. There are no outstanding options, warrants or rights to purchase or acquire any capital stock of any of the Subsidiaries of the Company, and there are no contracts, commitments, understandings, arrangements or restrictions by which the Company or any Subsidiary of the Company is bound to sell or issue any shares of capital stock of such Subsidiary. Except for the Company's interest in its Subsidiaries and except as disclosed on Schedule 3.4 of the Company Disclosure Letter, neither the Company nor its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in, nor is the Company or any of its Subsidiaries subject to any obligation or requirement to provide for or to make any investment (in the form of a loan, capital contribution or otherwise) to or in, any corporation, partnership, joint venture, limited liability company, business, trust or entity.

          3.5 Undisclosed Liabilities. Except as set forth in the Company SEC Documents (as hereafter defined) and in the audited financial statements of the Company and Subsidiaries as of and for the fiscal year ended December 28, 1996 (the "Financial Statements") listed on and attached to Schedule 3.5 of the Company Disclosure Letter neither the Company nor any of its Subsidiaries has any liabilities or obligations, either accrued, absolute, contingent or otherwise, which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles, consistently applied, except for liabilities and obligations listed in Schedule 3.5 of the Company Disclosure Letter, or incurred in the ordinary course of business consistent with past practice since December 28, 1996, or which would not have a Material Adverse Effect on the Company.

          3.6 Absence of Certain Changes or Events. Except as otherwise contemplated by this Agreement or as disclosed in any of the Company's SEC Documents or the Financial Statements, since December 28, 1996, the Company and its Subsidiaries have operated their respective businesses in the ordinary course consistent with past practices and there has not been, occurred or arisen:

               (a)  any Material Adverse Change in the Company
(other than changes which are the result of general economic changes affecting the industries or businesses in which the Company or any of its Subsidiaries operate);

               (b)  except as required by the Transition
Agreements (as hereafter defined) (i) any increase in the compensation payable or to become payable by the Company or its Subsidiaries to any of their respective officers, employees or agents (collectively, "Personnel") whose total compensation for services rendered to the Company or its Subsidiaries is currently at an annual rate of more than $75,000, except for normal periodic increases in the ordinary course of business consistent with past practice; or (ii) any new employment agreement to which the Company or any Subsidiary is a party, other than agreements entered into in the ordinary course of business, consistent with past practices which provide for an annual salary less than $75,000 and have no provisions with respect to a change of control of the Company;

               (c) except for the Transition Agreements (as hereafter defined) (true and complete copies of which have heretofore been furnished to the Parent), any material addition to or modification of any of the employee benefit plans, arrangements or practices affecting Personnel other than the extension of coverage to other Personnel who became eligible after December 28, 1996;

               (d) any sale, assignment or transfer (except for intercompany transfers or sales out of inventory in the ordinary course of business) of any asset or group of related assets of the Company or its Subsidiaries, having a fair market value in excess of $500,000;

               (e) any waiver of any rights of substantial value to the Company and its Subsidiaries taken as a whole, whether or not in the ordinary course of business;

               (f) any failure to repay any obligation of the Company or its Subsidiaries, except where such failure would not have a Material Adverse Effect on the Company;

               (g)  any entry into or any commitment or
transaction that, individually or in the aggregate, has or is reasonably likely to have, a Material Adverse Effect on the Company;

               (h)  any change by the Company or any of its
Subsidiaries in accounting methods, principles or practices, except for any such change required by reason of a concurrent change in generally accepted accounting principles;

               (i) any amendments or changes in the Amended and Restated Certificate of Incorporation or Amended and Restated
Bylaws, as amended, of the Company;

               (j) any revaluation by the Company or any of its Subsidiaries of any of their respective assets, including, without limitation, write-offs of accounts receivable, other than in the ordinary course of the Company's and each of its Subsidiaries' businesses consistent with past practices;

               (k) any damage, destruction or loss affecting the business or assets of the Company or any Subsidiary which, individually or in the aggregate resulted in or is reasonably likely to be materially adverse to the business, assets, liabilities, properties, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole;

               (l) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company; or

               (m) any agreement by the Company or any of its Subsidiaries to do any of the foregoing or take any action which would make any representation or warranty in Article III hereof untrue or incorrect.

          3.7 Title to Assets, Etc. The Company or its Subsidiaries have, or on the Effective Date will have, good and marketable title to the assets (the "Assets") reflected on the Financial Statements other than those that are leased or assets which have been acquired or disposed of as contemplated by this Agreement or in the ordinary course of business consistent with past practice since December 28, 1996, and (b) none of the Assets is subject to any mortgage, deed of trust, pledge, lien, security interest, encumbrance, claim, charge or adverse interest (collectively, "Encumbrances") of any other person or entity not reflected on the Financial Statements, except for liens incurred in the ordinary course of business consistent with past practice and except for minor liens which in the aggregate are not substantial in amount, do not materially detract from the value of the property or assets subject thereto or interfere with the present use thereof.

          Neither the Company nor any of its Subsidiaries has received notice of any violation of any zoning, use, occupancy, building or environmental regulation, ordinance or other law, order, regulation or requirement relating to its owned or leased real property that would have a Material Adverse Effect on the Company.

          3.8 Condition of Tangible Assets. The facilities and equipment of the Company and its Subsidiaries necessary to the operations of their businesses are in good operating condition and repair except for (a) ordinary wear and tear and (b) any defect the cost of repairing which would not be material to the Company and its Subsidiaries taken as a whole.

          All meats (fresh and frozen), frozen pizza crusts, appetizers, sauces, soups, processed meat products, supplies, and any other inventories on hand constituting assets of the Company and its Subsidiaries are (i) in good and marketable condition and usable or saleable in the ordinary course of business (normal waste and spoilage excepted) and (ii) the Company is in compliance as to content labeling and packaging with applicable laws and regulations (including without limitation those of the U.S. Department of Agriculture and Federal Food and Drug Administration), except where the failure to be in such condition or in compliance would not have a Material Adverse Effect on the Company.

          3.9 Contracts and Commitments. Except (i) as set forth on Schedule 3.9 of the Company Disclosure Letter hereto,
(ii) for employee benefit plans set forth on Schedule 3.16 of the Company Disclosure Letter and (iii) contracts entered into pursuant to the terms of Section 5.2 after the date hereof, neither the Company nor any of its Subsidiaries is a party to any written or oral:

               (a) commitment, contract, purchase order, letter of credit or agreement, other than as described in subsections
(b) or (c) below, involving any obligation or liability on the part of the Company or its Subsidiaries in excess of $250,000 and not cancelable (without liability) within sixty (60) days, except for purchases made in the ordinary course of business in amounts not substantially in excess of past practice;

               (b) lease of real property involving an annual expense on the part of the Company or its Subsidiaries in excess of $250,000 per year;

               (c)  lease of personal property involving an
annual expense on the part of the Company or its Subsidiaries in excess of $250,000, which lease is not cancelable (without liability) within sixty (60) days; or

               (d) contracts and commitments not in the ordinary course of business not otherwise described above or listed on
Schedule 3.9 of the Company Disclosure Letter relating to the businesses of the Company and its Subsidiaries and materially affecting the Company's and its Subsidiaries' businesses.

          Except as set forth on Schedule 3.9 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is (and to the best knowledge of the Company, no other party is) in material breach or violation of, or default under, any of the contracts, letters of credit, purchase orders, leases, commitments, licenses or permits described on Schedule
3.9 of the Company Disclosure Letter, the breach or violation of which would have a Material Adverse Effect on the Company.

          3.10 No Conflict or Violation; Third Party Consents. Assuming the accuracy and completeness of the representations and warranties of the Parent and the Purchaser herein, and assuming all consents and approvals referred to in Section 3.11 hereof are obtained and except for the third party consents identified on
Schedule 3.10 of the Company Disclosure Letter, the execution and delivery of this Agreement does not, and consummation of the transactions contemplated hereby will not, result in (a) a violation of or a conflict with any provision of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of the Company or the charter or bylaws or operating agreements of any Subsidiary, (b) a breach or default under any provision of any material contract, agreement, lease, commitment, license, franchise or permit to which the Company or any of its Subsidiaries is a party or by which the Assets are bound until such time as a "Change of Control" (as defined in that certain Indenture dated as of May 15, 1996 relating to the Company's $120,000,000 10 3/4% Senior Subordinated Notes due 2006) to occur, (c) a violation of any statute, rule, regulation, ordinance, order, judgment, writ, injunction or decree the violation of which would have a Material Adverse Effect on the Company, or (d) an imposition of any material lien, mortgage, pledge, encumbrance, claim, restriction or charge on the business of the Company or any of its Subsidiaries or on any of the Assets.

          3.11 Consents and Approvals. Except where such consent, approval or authorization, declaration, filing or registration is not material to the Company and its Subsidiaries taken as a whole or would not materially impair the ability of the Company to perform its obligation hereunder, no consent, approval or authorization of, or declaration, filing or registration with, any foreign, federal, state or local governmental or regulatory authority (each a "Governmental Entity") is required to be made or obtained by the Company in connection with the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, other than (i) the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Antitrust Improvements Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of Delaware, and (iii) filings made in compliance with any applicable provisions of the Exchange Act.

          3.12 Compliance with Law. The Company and its Subsidiaries hold, and at all required times have held, all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses as currently being conducted (the "Company Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which have not had, and will not have a Material Adverse Effect on the Company. The Company and its Subsidiaries are, and at all times have been, in compliance with the terms of the Company Permits, except where the failure so to comply would not have, a Material Adverse Effect on the Company. The Company and its Subsidiaries are in compliance with all applicable laws, statutes, ordinances and regulations of any Governmental Entity, except where the failure to comply would not have a Material Adverse Effect on the Company. The Company (or its Subsidiaries) has not received any written notice to the effect that, or otherwise been advised that, it is not in compliance with any of such statutes, regulations and orders, ordinances or other laws where the failure to comply would have a Material Adverse Effect on the Company, and, assuming the accuracy and completeness of the representations and warranties of the Parent and the Purchaser herein, the Company has no reason to anticipate that any presently existing circumstances are likely to result in violations of any such regulations which would have a Material Adverse Effect on the Company. No investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which will not have a Material Adverse Effect on the Company.

          3.13 Brokers. Other than the arrangement between the Company and Morgan Stanley & Co. Incorporated ("Morgan Stanley"), neither the Company nor any affiliates of the Company has entered into or will enter into any agreement, arrangement or understanding with any person or firm which will result in the obligation of the Parent or any affiliate of the Parent or the Company to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby. The parties hereby acknowledge the written arrangement (a copy of which has been delivered to the Parent) with respect to this transaction between the Company and Morgan Stanley, with respect to which all fees due to Morgan Stanley will be paid by the Company.

          3.14 No Other Agreements to Sell the Company. Except as contained in this Agreement, the Company has no legal obligation, absolute or contingent, to any other person or firm to sell the Common Stock or the stock of any of its Subsidiaries, to sell substantially all of the assets of the Company or to effect any merger, consolidation or other reorganization of the Company or to enter into any negotiations or agreement with respect thereto.

          3.15 Intellectual Property. (a) For purposes of this Agreement, "Intellectual Property" means (i) all United States and foreign copyrights, whether registered or unregistered, and pending applications to register the same, and all copyrightable works, including, without limitation, software; (ii) all United States, state and foreign trademarks, service marks and trade names (including all assumed or fictitious names under which the Company or any Subsidiary is conducting the business, whether registered or unregistered, and pending applications to register the foregoing ("Trademarks"); (iii) all United States and foreign patents, patent applications, continuations, continuations-in-part, divisions, reissues, patent disclosures, inventions (whether or not patentable or reduced to practice) or improvements thereto ("Patents"); (iv) all confidential ideas, know-how, methods, formulae, trade secrets, processes, reports, data, customer lists, business plans, or other proprietary information; (v) all agreements, commitments, contracts, understandings, licenses, sublicenses, assignments and indemnities which relate or pertain to any of the intellectual property identified in subsections (i) through (iv) above or to disclosure or use of ideas or third parties ("Licenses"). All Trademarks, Patents and Licenses of the Company and its Subsidiaries which are material to the operation of the business of the Company and its Subsidiaries taken as a whole , are listed on Schedule 3.15 of the Company Disclosure Letter. The Company owns or has the right to use all Intellectual Property required to permit the conduct of the Company's or any Subsidiary's business in the ordinary course. To the best knowledge of the Company, the Company's and its Subsidiaries' use of their Intellectual Property are not infringing upon or otherwise violating the rights of any third party in or to such Intellectual Property, and no proceedings have been instituted against or claims received by the Company or any Subsidiary that are presently outstanding alleging that the Company's (or any Subsidiary's) use of it Intellectual Property infringe upon or otherwise violate any right of a third party in or to such Intellectual Property.

          3.16 Employee Benefit Plans. Schedule 3.16 of the Company Disclosure Letter contains a complete list of "employee welfare benefit plans" (as that term is defined in Section 3(1) of the Employee Retirement Income Security Act of 1974 ("ERISA") in which employees of the Company and its Subsidiaries participate (which plans, as applied to such active and former employees are hereinafter referred to as "Welfare Plans").
Schedule 3.16 of the Company Disclosure Letter also contains a complete list of "employee pension benefit plans" (as that term is defined in Section 3(2) of ERISA), including any "multi-employer plans" (as that term is defined in Section 3(37) of ERISA) in which such employees of the Company and its Subsidiaries participate (which plans as applied to such employees are hereinafter referred to as "Pension Plans"). The Welfare Plans and Pension Plans are hereinafter collectively referred to as the "Plans." Each of the Plans is in compliance with the provisions of all applicable laws, rules and regulations, which shall include by example and not by limitation ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). None of the Pension Plans have incurred any "accumulated funding deficiency" (as defined in Section 412(a) of the Code). The Company and its Subsidiaries have not incurred any liability to the Pension Benefit Guaranty Corporation under Sections 4062, 4063 or 4064 of ERISA which has not been paid with respect to any of the Plans or any withdrawal liability under Title IV of ERISA with respect to any of the Pension Plans.

          3.17 Tax Matters. The Company, any predecessor of the Company and all members of any affiliated group of corporations of which the Company or any such predecessor corporation is or has been a member, have duly filed all tax returns and reports required to be filed by them, including all federal, state, local and foreign income tax returns and reports, and have timely paid all taxes shown as due on such returns and reports (except where failures to file such returns and reports or failures to pay such taxes would not have a Material Adverse Effect on the Company, any predecessor of the Company or any such member). All such returns and reports required to have been filed are complete and accurate in all material respects. The Company has made adequate provision, in conformity with GAAP, for the payment of all taxes of the Company or such Subsidiary, as the case may be, existing as of the Effective Date for all periods ending on or prior to the date of the Balance Sheet.

          Except as reflected on Schedule 3.17 of the Company Disclosure Letter, the consolidated federal income tax returns of the Company (and any predecessor of the Company) have been examined by the Internal Revenue Service. Except as set forth on
Schedule 3.17 of the Company Disclosure Letter neither the Company, any predecessor of the Company, nor any Subsidiary (i) has waived any statute of limitations, (ii) has filed a statement under Section 341(f) of the Code, or (iii) is a party to any tax sharing agreement. Except as set forth on Schedule 3.17 of the Company Disclosure Letter, (i) the state income tax returns of the Company, any predecessor of the Company and all Subsidiaries and the federal income tax returns of all Subsidiaries have been examined by the appropriate taxing authority, (ii) there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened in writing with respect to taxes of the Company, any predecessor of the Company or any Subsidiary, (iii) there are no liens for taxes upon the assets of the Company or any Subsidiary except liens relating to current taxes not yet due, (iv) all taxes which the Company or any predecessor of the Company or any Subsidiary are required by law to withhold or collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of the Company (except where failures to withhold and collect and to pay or accrue, reserve against or enter on the books of the Company would not have a Material Adverse Effect on the Company, any predecessor of the Company or any Subsidiary),
(v) none of the Company, any predecessor of the Company or any Subsidiary has been a member of any group of corporations filing tax returns on a consolidated, combined, unitary or similar basis other than each such group of which it is currently a member, and
(vi) as a result of a change in accounting method for a tax period beginning on or before the Effective Date, none of the Company or any Subsidiary will be required to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state or local tax law) in taxable income for any tax period beginning on or after the Effective Date.

          Except as may be limited as a result of the transactions contemplated by this Agreement, the "regular" and "alternative minimum tax" net operating loss carryforwards of the Company and the Subsidiaries for each of the taxable years ended prior to the date of this Agreement (collectively, the "NOLs") are set forth (for each year) on Schedule 3.17 of the Company Disclosure Letter and are each available to the Company (or the applicable Subsidiary) for a period of fifteen taxable years from the end of the taxable year in which the applicable NOL was incurred. Except as may be limited as a result of the transactions contemplated by this Agreement and except as set forth on Schedule 3.17 of the Company Disclosure Letter, none of the NOLs constitute separate return limitation year ("SRLY") losses immediately prior to the Effective Date, none of the NOLs will be limited immediately prior to the Effective Date by
Section 382 or 384 of the Code and regulations thereunder, and none of the NOLs constitutes "dual consolidated losses" immediately prior to the Effective Date (as defined in Section 1503 of the Code and the regulations thereunder).

          No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code (relating to "FIRPTA").

          For purposes of this Agreement, "tax" (and, with a correlative meaning, "taxes") shall mean (i) any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority; and (ii) any liability of the Company or any Subsidiary for the payment of amounts with respect to payments of a type described in clause (i) as a result of being a member of an affiliated group, or as a result of any obligation of the Company or any Subsidiary under any tax sharing arrangement or tax indemnity arrangement.

          3.18 SEC Documents. The Company has filed all required reports, proxy statements, forms and other documents with the SEC since January 2, 1994 (the "Company SEC Documents"). As of their respective dates, and giving effect to any amendments thereto,
(a) the Company SEC Documents, including, without limitation, any financial statements and schedules contained therein, complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the applicable rules and regulations of the SEC promulgated thereunder, and (b) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents as at the dates thereof complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

          3.19 Environmental Matters.

               (a) Except as set forth in Schedule 3.19 of the Company Disclosure Letter, the Company and each of its Subsidiaries have complied with all applicable foreign, federal, state and local laws, statutes, regulations, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Entity relating to or addressing the environment, health or safety as in effect at the relevant time, including the Comprehensive Environmental Response, Compensation and Liability Act, any amendments thereto, any successor statute and any regulations promulgated thereunder ("CERCLA"), the Occupational Safety and Health Act, any amendments thereto, any successor statute and any regulations promulgated thereunder ("OSHA") and the Resource Conservation and Recovery Act, any amendments thereto, any successor statute and any applicable regulations promulgated thereunder ("RCRA"), and any state equivalent ("Environmental Laws"), except for such failures to so comply that would not have a Material Adverse Effect on the Company.

               (b) Except as set forth on Schedule 3.19 of the Company Disclosure Letter, or where the failure to do so would not have a Material Adverse Effect on the Company, (i) any handling, transportation, storage, treatment or usage of Hazardous Material that has occurred on any tract of real property owned by the Company or a Subsidiary during the period of such ownership or real property covered by any real property lease to which the Company or a Subsidiary is a party during the term of such lease, has been in compliance with all applicable Environmental Laws, (ii) no leak, spill, release, discharge, emission or disposal of any Hazardous Material has occurred on any such tract during the period of such ownership or term of such lease pertinent to each such tract which would subject the property to remedial action under any Environmental Laws, (iii) each such tract is in substantial compliance with applicable Environmental Laws, and (iv) each underground storage tank located on any such tract, has been registered, maintained and operated during the Company's or a Subsidiary's ownership or operation of such tank in accordance with all applicable Environmental Laws. Schedule 3.19 of the Company Disclosure Letter, lists all reports, studies and tests in the possession of the Company or a Subsidiary relating to the presence or suspected presence of any Hazardous Material on any such tract in violation of any Environmental Law or relating to the existence of any underground storage tank thereon and the Company and each Subsidiary agree that they will, promptly following the Company's or a Subsidiary's receipt thereof, furnish to the Parent all such reports, studies and tests hereafter obtained by the Company or a Subsidiary on or prior to the Closing Date. "Hazardous Material" means asbestos, petroleum (including without limitation, oil, used oil, waste oil, gasoline, diesel and petroleum based fuels), petroleum products and by-products, petroleum wastes, petroleum contaminated soils, and any substance, material or waste which is regulated as "hazardous", "toxic" or under any other similar designation under any Environmental Law. Such term includes, without limitation, (i) any material, substance or waste defined as a "hazardous waste" pursuant to Section 1004 of the RCRA, (ii) any material, substance or waste defined as a "hazardous substance" pursuant to Section 101 of CERCLA or (iii) any material, substance or waste defined as a "regulated substance" pursuant to Subchapter IX of the Solid Waste Disposal Act (42 U.S.C. Section 6991, et seq.).

               (c) Except as disclosed on Schedule 3.19 of the Company Disclosure Letter, or where the failure to do so would not have a Material Adverse Effect on the Company, (i) Hazardous Materials have not been generated, used, treated, handled or stored on, or transported to or from, or released or disposed on or from any tract of real property owned by the Company during the period of such ownership or any real property covered by any real property lease to which the Company is a party during the term of such lease in violation of any Environmental Law ;
(ii) the Company has disposed of all wastes, including those wastes containing Hazardous Materials, in compliance with all applicable Environmental Laws; (iii) there are no past unresolved, pending or, to the knowledge of the Company or the Subsidiaries, threatened, actions against the Company relating to compliance with Environmental Laws or asserting damages or injury to natural resources, wildlife or the environment; (iv) no such tract or, to the knowledge of the Company or the Subsidiaries, any property adjoining such tract, is listed or proposed for listing on the National Priorities List under CERCLA or on the Comprehensive Environmental Response, Compensation and Liability Act Information System ("CERCLIS"), the Facility Index System ("FINDS"), RCRA, Hazardous Waste Registrations Listing Report as a result of any alleged violation of any applicable Governmental Law; and (v) to the knowledge of the Company or the Subsidiaries, neither the Company nor the Subsidiaries has transported or arranged for the transportation of any Hazardous Materials to any location that is listed or proposed for listing on the National Priorities List under CERCLA or on the CERCLIS or FINDS or which is the subject of any environmental claim arising because of any alleged violation of an Environmental Law.

          3.20 Proxy Statement; Information Statement. (a) None of the information supplied or to be supplied by the Company for inclusion in the Proxy Statement (as defined hereafter) (and any amendments thereof or supplements thereto), if any, will, with respect to information relating to the Company, at the time of the mailing of the Proxy Statement to the stockholders of the Company and at the time of the Special Meeting (as defined hereafter), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
The Proxy Statement will, with respect to information relating to the Company, comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made in this Section 3.20(a) by the Company with respect to the statements made in the Proxy Statement relating to the Parent or the Purchaser or their affiliates or based on information supplied by the Parent or the Purchaser for inclusion in the Proxy Statement.

          (b) None of the information supplied or to be supplied by the Company for inclusion in the Information Statement (as defined hereafter) (and any amendments thereof or supplements thereto), if any, will, with respect to information relating to the Company, at the time of the mailing of the Information Statement to the stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Information Statement will, with respect to information relating to the Company, comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made in this Section 3.20(b) by the Company with respect to the statements made in the Information Statement relating to the Parent or the Purchaser or their affiliates or based on information supplied by the Parent or the Purchaser for inclusion in the Information Statement.

          3.21 Certain Agreements.  Except as set forth on
Schedule 3.21 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to any oral or written stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, incentive compensation or bonus plan, employment agreement, severance or termination agreement, consulting agreement or other benefit plan or arrangement, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Tender Agreements or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Tender Agreements.

          3.22 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote with respect to the Merger is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger.

          3.23 Opinion of Financial Advisor. The Company has received the opinion of Morgan Stanley dated as of a date which is on or prior to this Agreement substantially to the effect that, as of the date of this Agreement, the consideration to be received pursuant to the Merger Agreement by the Company's stockholders (other than the Parent or any of its affiliates) is fair to such stockholders from a financial point of view. A complete and correct signed copy of such opinion has been delivered to the Parent, and such opinion has not been withdrawn or modified as of the date hereof.


                            ARTICLE IV
       REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE
                            PURCHASER

          The Parent and the Purchaser hereby represent and warrant to the Company as follows:

          4.1 Organization. The Parent is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business and to own and lease its properties. The Purchaser is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business and to own and lease its properties. The Purchaser has been formed for the purpose of effecting the Offer and the Merger in accordance with the terms of this Agreement. The Purchaser has not transacted, and prior to the Effective Date will not transact any business or engage in any activities other than in connection with the transactions contemplated by this Agreement.

          4.2 Authorization. Each of the Parent and the Purchaser has all necessary corporate power and authority to enter into this Agreement and will at the Closing have taken all necessary corporate action to consummate the transactions contemplated hereby and to perform its obligations hereunder.
The execution and delivery of this Agreement by the Parent and the Purchaser and the performance of their obligations hereunder have been duly authorized by the Board of Directors of each of the Parent and the Purchaser and no other corporate proceeding on the part of the Parent or Purchaser are necessary. This Agreement has been duly executed and delivered by each of the Parent and the Purchaser and (assuming the valid authorization, execution and delivery of this Agreement by the Company) constitutes a valid and binding obligation of the Parent and the Purchaser, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by
(i) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (ii) general principles of equity (whether considered in an action in equity or at law) which provide, among other things, that the remedy of specific performance and injunctive and other forms of equitable relief are subject to equitable defenses and the discretion of the court before which any proceedings therefor may be brought.

          4.3 Consents and Approvals. Except where such consent, approval or authorization, declaration, filing or registration would not have a Material Adverse Effect on the Purchaser or would not materially impair the ability of the Parent and the Purchaser to perform its obligations hereunder, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Entity is required to be made or obtained by the Parent in connection with the execution, delivery and performance by the Parent and the Purchaser of this Agreement and the consummation by the Parent and the Purchaser of the transactions contemplated hereby other than (i) the filings required under the Antitrust Improvements Act, (ii) the filing of the Certificate of Merger, and (iii) filings made in compliance with any applicable provisions of the Exchange Act.

          4.4 No Conflict or Violation; Third Party Consents. Assuming the accuracy and completeness of the representations and warranties of the Company herein, and assuming all consents and approvals referred to in Section 4.3 hereof are obtained, the execution and delivery of this Agreement does not, and consummation of the transactions contemplated hereby will not, result in (a) a violation of or a conflict with any provision of the certificates of incorporation or bylaws or other organizational documents of the Parent or the Purchaser,
(b) a breach or default under any provision of any material contract, agreement, lease, commitment, license, franchise or permit to which the Parent or the Purchaser is a party or by which any of their respective assets are bound, (c) a violation of any statute, rule, regulation, ordinance, order, judgment, writ, injunction or decree the violation of which would have a Material Adverse Effect on the Parent, or (d) an imposition of any material lien, mortgage, pledge, encumbrance, claim, restriction or charge on the business of the Parent or the Purchaser or any of their respective assets.

          4.5 No Brokers. Other than the arrangements between the Parent and Donaldson, Lufkin & Jenrette Securities Corporation (the "Investment Banker"), neither the Parent, the Purchaser nor any affiliate of the Parent or the Purchaser has entered into or will enter into any agreement, arrangement or understanding with any person or firm which will result in the obligation of the Parent or any affiliate of the Parent to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby. The parties hereby acknowledge the arrangement with respect to this transaction between the Parent and the Investment Banker, with respect to which all fees due to the Investment Banker will be paid by the Parent.

          4.6 Proxy Statement; Information Statement. (a) None of the information supplied or to be supplied by the Parent or the Purchaser for inclusion in the Proxy Statement (including any amendments thereof or supplements thereto) will, at the time of mailing the Proxy Statement and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Parent or the Purchaser with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.

          (b) None of the information supplied or to be supplied by the Parent or the Purchaser for inclusion in the Information Statement (including any amendments thereof or supplements thereto) will, at the time of mailing the Information Statement contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Parent or the Purchaser with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.

          4.7 Share Ownership. As of the date of this Agreement, the Parent and the Purchaser own 497,800 shares of Common Stock and will not acquire beneficial ownership of any additional shares of Common Stock except pursuant to this Agreement and the Tender Agreements if the result would be a Change of Control.

          4.8 Financing. The Parent and the Purchaser have on the date of the execution of this Agreement and will have upon acceptance of any Shares pursuant to the Offer and at the Closing sufficient available funds (through existing credit arrangements or otherwise) to pay the Share Price or the Merger Consideration, as applicable, for all shares to be purchased or converted pursuant to Section 1.1(a), or Section 2.3(a), pay the Option Settlement Amount, pay all fees and expenses required to be paid in connection with the Merger and perform their obligations hereunder and the obligations of the Surviving Corporation and its Subsidiaries following the Effective Time.

                            ARTICLE V

                ACTIONS BY THE COMPANY, THE PARENT
          AND THE PURCHASER PRIOR TO THE EFFECTIVE DATE

          The Company, the Parent and the Purchaser covenant as follows for the period from the date hereof through the Effective
Date:

          5.1 Maintenance of Business. The Company shall carry on, and cause its Subsidiaries to carry on, their respective businesses in the ordinary course of business consistent with past practice and use their commercially reasonable efforts to preserve the goodwill of those having business relationships with them and use their reasonable best efforts to preserve intact their current business organizations, keep available the services of their current officers and key employees and preserve their relationships with customers, suppliers and others having business dealings with them.

          5.2 Certain Prohibited Transactions. Except as otherwise contemplated by this Agreement, each of the Company and its Subsidiaries shall not, without the prior written consent of the Parent (which consent shall not be unreasonably withheld or delayed) from and after the date hereof:

               (a)  incur any additional indebtedness for
borrowed money, assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, partnership, firm or corporation or make any loans or advances to any individual, partnership, firm or corporation in an amount in excess of $30,000,000; provided, however, that total indebtedness for borrowed money under the Company's Credit Agreement with Chase Manhattan Bank, as of the Effective Date, shall not exceed $251,000,000; and provided further, however, that the Company shall not be prohibited from repaying any indebtedness of the Company or its Subsidiaries prior to the Effective Date if such repayments are made without penalty;

               (b) enter into any capital or operating leases of equipment except in accordance with the Master Equipment Lease Agreement by and between NationBanc Leasing Corporation of North Carolina and the Company, dated October, 1995 the Master
Lease Agreement by and between BancBoston Leasing, Inc. and the Company, dated June 1996, and a new lease for equipment to be installed at KPR Foods not to exceed $3,000,000;

               (c) except for the Charter Amendment, amend its Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws or the articles or certificate of incorporation or bylaws of any of its Subsidiaries issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible or exchangeable into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or equity equivalent, except for the issuance of up to 1,762,752 shares of Common Stock pursuant to the exercise of stock options to purchase shares of Common Stock under the Stock Option Plans and the Warrant which are outstanding on the date hereof;

               (d) mortgage, pledge or otherwise encumber any of its material properties or assets or sell, transfer (except pursuant to intercompany transfers) or otherwise dispose of any of its material properties or material assets or cancel, release or assign any indebtedness owed to it or any claims held by it, except in the ordinary course of business and consistent with past practice;

               (e) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, limited liability company, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, in each case that are material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole;

               (f) enter into, terminate or permit any renewal or extension options to expire with respect to any material contract or agreement, or make any material change in any of its leases and contracts, other than in the ordinary course of business and consistent with past practice; provided, however, the Company may (i) enter into, an amendment to the June 3, 1996 Lease Agreement with Option to Purchase between Continental Deli Foods, Inc., a subsidiary of the Company, and Thorn Apple Valley, Inc., which covers the Concordia, Missouri facility, to extend the term from May 31, 1997, to May 31, 2002, and to increase the rent to equal the purchase price payments under the promissory note provided for in such lease and to retain the option to purchase the property for a nominal amount at the end of the extended lease term, or, at the option of the Parent, exercise the option to purchase under the current agreement and (ii) enter into two new office leases in Riverside and Irvine, California, with annual rentals not to exceed $300,000 each;

               (g) declare, set aside or pay any dividend or distribution with respect to the capital stock of the Company or any of its Subsidiaries or directly or indirectly redeem, purchase or otherwise acquire any capital stock of the Company or any of its Subsidiaries or effect a split or reclassification of any capital stock of the Company or any of its Subsidiaries or a recapitalization of the Company or any of its Subsidiaries, except for intercompany transactions in the ordinary course of business consistent with past practice;

               (h)  alter through merger, liquidation,
reorganization, restructuring or in any other fashion the corporate structure or ownership of the Company or any of its Subsidiaries;

               (i) enter into or adopt or amend any existing severance plan, severance agreement or severance arrangement, any benefit plan or arrangement (including without limitation, the Stock Option Plans) or employment or consulting agreement except as required by law;

               (j)  increase the compensation payable or to
become payable to its officers or employees, except for increases in the ordinary course of business in accordance with past practices, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director or officer of the Company or any of its Subsidiaries, or establish, adopt, enter into or, except as may be required to comply with applicable law, amend in any material respect or take action to enhance in any material respect or accelerate any rights or benefits under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

               (k) settle or compromise any suit, proceeding or claim or threatened suit, proceeding or claim for an amount that is more than $50,000 in the case of any individual suit provided that such settlement or compromise shall be made in the ordinary course of business in accordance with past practice, other than the Marshall fire case as to which there is an agreement in principle to settle;

               (l) knowingly violate or fail to perform any material obligation or duty imposed upon it by any applicable foreign, federal, state or local law, rule, regulation, guideline, ordinance, order, judgment or decree;

               (m) make any tax election or change any method of accounting for tax purposes, in each case except to the extent required by law, or settle or compromise any tax liability;

               (n) change any of the accounting principles or practices used by it except as required by the SEC or the Financial Accounting Standards Board;

               (o)  grant any license relating to its
Intellectual Property, except as required by existing agreements of the Company, except in connection with the settlement of a protest by the Company of the use of the mark El Posado by a third party; or

               (p) enter into any agreement to enter a new line of business, nor will the Company expend over $10,000 to produce or provide a product in a new line of business;

               (q)  authorize or enter into an agreement,
contract, commitment or arrangement to do any of the foregoing.

          5.3 Investigation by the Parent and the Purchaser. Upon reasonable advance notice, the Company shall allow the Parent and the Purchaser at their own expense, during regular business hours through the Parent's and the Purchaser's employees, agents and representatives, to make such investigation of the businesses, properties, books and records of the Company and Subsidiaries, and to conduct such examination of the condition of the Company and Subsidiaries as the Parent and the Purchaser deem necessary or advisable to familiarize themselves further with such businesses, properties books, records, condition and other matters, and to verify the representations and warranties of the Company hereunder, provided that all requests for information, to visit plants or facilities shall be directed to and coordinated with the vice-president of finance of the Company; and provided, further that the foregoing shall be subject in each case to the Confidentiality Agreement referred to in Section 8.7 hereof.

          5.4  Consents and Reasonable Best Efforts.

               (a) The Parent, the Purchaser and the Company shall use their reasonable best efforts to make all filings required under the Antitrust Improvements Act as soon as practicable after the execution and delivery of this Agreement.

               (b) The Parent, the Purchaser and the Company shall, as soon as practicable, use their reasonable best efforts required (i) to obtain all waivers, consents, approvals and agreements of, and to give all notices and make all other filings with, any persons, including Governmental Entities, necessary or appropriate to authorize, approve or permit the Merger, including all necessary consents or releases from holders of options or warrants under the Stock Option Plans and to take all such other action as may be necessary to give effect to the transactions contemplated by Section 2.6, and (ii) to defend and cooperate with each other in defending any lawsuits or other legal proceedings, including appeals, whether individual or administrative and whether brought derivatively or on behalf of third parties (including Governmental Entities or officials) challenging this Agreement or the consummation of the transactions contemplated hereby. The Parent and the Purchaser will furnish to the Company, and the Company will furnish to the Parent and the Purchaser, such necessary information and reasonable assistance as the Company, or the Parent and the Purchaser, as the case may be, may request in connection with its or their preparation of all necessary filings with any third parties, including Governmental Entities. The Parent and the Purchaser will furnish to the Company, and the Company will furnish to the Parent and the Purchaser, copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between the Parent and the Purchaser, or the Company, or any of their respective representatives, on the one hand, and any governmental agency or authority, or members of the Staff of such agency or authority, on the other hand, with respect to this Agreement, the Offer or the Merger.

               (c) Prior to the Effective Date, the Company and the Parent shall each use its respective commercially reasonable efforts to obtain the consent or approval of each person whose consent or approval shall be required in order to permit the Company, the Parent or the Purchaser, as the case may be, to consummate the Offer and the Merger, including, without limitation, consents or waivers from the third parties identified on Schedule 3.10 of the Company Disclosure Letter.

               (d) Upon the terms and subject to the conditions contained herein, each of the parties hereto covenants and agrees to use its reasonable best efforts to take, or cause to be taken, all action or do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby. Notwithstanding anything to the contrary contained in this Agreement, in connection with any filing or submission required or action to be taken by either the Parent or the Company to consummate the Offer, to effect the Merger and to consummate the other transactions contemplated hereby, the Company shall not, without the Parent's prior written consent, commit to any divestiture transaction and neither the Parent nor any of its affiliates shall be required to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, the Company or any of the material businesses, product lines or assets of the Parent or any of its affiliates.

          5.5 Notification of Certain Matters. The Company shall give prompt- notice to the Parent and the Purchaser, and the Parent and the Purchaser shall give prompt notice to the Company, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect any time from the date hereof to the Effective Date and (ii) any material failure of the Company, the Parent or the Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

          5.6  Stockholders' Meeting; Board Recommendations;
Proxy Material.

               (a)  If required to consummate the Merger,
following the expiration of the Offer the Company shall, in accordance with applicable law and the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as promptly as practicable for the purpose of considering and taking action upon this Agreement and the Merger and such other matters as may be appropriate at the Special Meeting. At such Special Meeting, the Parent shall vote, or cause to be voted, all of the Shares of Common Stock then owned by the Parent or Purchaser, or any of their affiliates (collectively, the "Parent Companies") in favor of this Agreement and the Merger.

               (b) The Board shall recommend acceptance of the Offer and approval and adoption of this Agreement and the Merger by the Company's stockholders and, to the extent required, shall use its reasonable best efforts to obtain stockholder approval of this Agreement and the Merger; provided that the Board may withdraw, modify or change such recommendation if it has reasonably determined in good faith, after consultation with outside legal counsel, that the Board is required to withdraw, modify or change such recommendation or the recommendation of the Offer to comply with the Board's fiduciary duties to the Company's stockholders under applicable law. In the event the Parent acquires at least 90% of the outstanding shares of each class of capital stock of the Company pursuant to the Offer or otherwise, the Parent, the Purchaser and the Company shall take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of the stockholders of the Company, in accordance with Delaware Law.

               (c)  If approval by the stockholders of the
Company of this Agreement or the Merger is required by law, the Company shall, as soon as practicable following the termination of the Offer, prepare and file with the SEC, and the Parent and the Purchaser shall cooperate with the Company in such preparation and filing, a preliminary proxy statement relating to this Agreement and the transactions contemplated hereby and use its reasonable best efforts to furnish the information required to be included by the SEC in the Proxy Statement (as defined hereafter) and, after consultation with the Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy statement and shall, cause a definitive proxy statement (the "Proxy Statement") to be mailed to the Company's stockholders that contains the recommendation of the Board that stockholders of the Company approve and adopt this Agreement. If applicable to the Merger, the Parent agrees to comply with the requirements of Rule 13e-3 under the Exchange Act. The
Company will notify the Parent and the Purchaser of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the preliminary proxy statement and the Proxy Statement or for additional information and will supply the Parent and the Purchaser with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the preliminary proxy statement and the Proxy Statement or the Merger. The Company shall give the Parent and the Purchaser and its counsel the opportunity to review the preliminary proxy statement and the Proxy Statement prior to its being filed with the SEC and shall give the Parent and the Purchaser and its counsel the opportunity to review all amendments and supplements to the preliminary proxy statement and the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. If at any time prior to the approval of this Agreement by the Company's stockholders there shall occur any event that is required to be set forth in an amendment or supplement to the Proxy Statement, the Company will prepare and mail to its stockholders such an amendment or supplement.

          5.7 Information Statement. As soon as practicable after the date of this Agreement, the Company will prepare and file with the SEC, and the Parent and the Purchaser shall cooperate with the Company in such preparation and filing, a preliminary information statement relating to the Charter Amendment and use its reasonable best efforts to furnish the information required to be included by the SEC in the Information Statement and, after consultation with the Parent, to respond promptly to any comments made by the SEC with respect to the preliminary information statement and shall use its reasonable best efforts to cause a definitive information statement (the "Information Statement") to be mailed to the Company's stockholders as soon as practicable. The Company will notify the Parent and the Purchaser of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the preliminary information statement and the Information Statement or for additional information and will supply the Parent and the Purchaser with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the preliminary information statement and the Information Statement or the Merger. The Company shall give the Parent and the Purchaser and its counsel the opportunity to review the preliminary information statement and the Information Statement prior to its being filed with the SEC and shall give the Parent and the Purchaser and its counsel the opportunity to review all amendments and supplements to the preliminary information statement and the Information Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. The Company will cause the Certificate of Amendment to be filed with Secretary of State of Delaware the next business day after all applicable time periods for taking such actions have expired. If at any time prior to the effectiveness of the Charter Amendment there shall occur any event that is required to be set forth in an amendment or supplement to the Information Statement, the Company will prepare and mail to its stockholders such an amendment or supplement.

          5.8 Acquisition Proposals. From and after the date of this Agreement until the earlier of the Effective Date or the consummation of the Offer, except as provided below, the Company agrees that (a) neither the Company nor its Subsidiaries shall, and the Company shall not authorize or permit its officers, directors, employees, agents or representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to, initiate, solicit or knowingly encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, consolidation, tender offer, exchange offer or similar transaction involving, or any purchase of all or any significant portion of the assets or any significant portion of the equity securities (excluding any issuable pursuant to agreement existing on the date hereof) of, the Company or its Subsidiaries (any such proposal or offer, other than by the Parent or its affiliates, being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any substantive discussions with, any person relating to an Acquisition Proposal, or otherwise knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal; (b) it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing; and (c) it will notify the Parent immediately (but in no event later than 24 hours) if any such Acquisition Proposals are received by the Company, any such information is requested from the Company, or any such negotiations or discussions are sought to be initiated or continued with the Company. Any such notice pursuant to clause
(c) of the previous sentence shall include the identity of the party making the Acquisition Proposal and the terms of such proposal. Notwithstanding the foregoing, nothing contained in this Section 5.8 shall prohibit the Board of Directors of the Company from (i) furnishing information to or entering into discussions or negotiations with, any person or entity that indicates an interest in making a Superior Proposal (as hereinafter defined), if, and only to the extent that, (A) the Board of Directors reasonably determines in good faith after consultation with outside counsel that such action is required for the Board of Directors to comply with its fiduciary duties to its stockholders under applicable law and (B) the Company keeps the Parent informed of the status and terms of any such discussions or negotiations; and (ii) to the extent applicable, complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. If any person or entity makes a Superior Proposal, upon receipt and determination thereof, the Company shall promptly (but in no event later than 24 hours after determination) provide written notice (a "Notice of a Superior Proposal") to the Parent of such Superior Proposal, including the identity of the parties and the terms thereof. For purposes of this Agreement, "Superior Proposal" means an unsolicited bona fide Acquisition Proposal by a third party in writing that the Board of Directors of the Company determines in its good faith reasonable judgment (based on the advice of a nationally recognized investment banking firm) provides greater aggregate value to the Company's stockholders than the transactions contemplated by this Agreement and for which any required financing is committed or which, in the good faith reasonable judgment of the Board of Directors (based on the advice of a nationally recognized investment banking firm), is reasonably capable of being financed by such third party.

          Nothing in this Section 5.8 shall (x) permit the Company to terminate this Agreement, (y) permit the Company to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement, or (z) affect any other obligation of any party under this Agreement.

          5.9 Third Party Standstill Agreements. During the period from the date of this Agreement until the earlier of the Effective Date or termination hereof, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which the Company or any of its Subsidiaries is a party (other than those involving the Parent or its affiliates). During such period, the Company agrees to enforce, to the fullest extent under applicable law, the provisions of any such agreements, including, but not limited to, injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.

          5.10 Expenses. (a) All costs and expenses incurred in connection with this Agreement, the Merger and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

          (b) Notwithstanding any provision in this Agreement to the contrary, the Company shall pay, or cause to be paid, in same day funds, to Parent (x) the Expenses (as hereinafter defined) in an amount up to but not to exceed $3,000,000 and (y) $9,900,000 (the "Termination Fee") under the circumstances and at the times set forth as follows:

                    (i)  if the Company or the Parent terminates
this Agreement under Section 8.1(b) and after the date hereof a Takeover Proposal (as defined hereafter) shall have been made and concurrently with or within twelve months after such termination, the Company shall enter into an agreement providing for a Takeover Proposal or a Takeover Proposal shall have been consummated, the Company shall pay the Expenses and the Termination Fee concurrently with the earlier of the entering into of such agreement or the consummation of such Takeover Proposal; and

                    (ii) if the Company or the Parent terminates this Agreement under Section 8.1(c) and after the date hereof (but on or prior to the date of termination) a Takeover Proposal shall have been made, the Company shall pay the Expenses and the Termination Fee concurrently with such termination; and

                    (iii)  if the Company or the Parent
terminates this Agreement under Section 8.1(e) as a result of the occurrence of paragraphs (b) or (h) of Annex A, the Company shall pay the Expenses; and

                    (iv) if the Company or the Parent terminates this Agreement under Section 8.1(e) as a result of clause (x) of Annex A, paragraph (b) of Annex A or the failure to attain the Minimum Condition and, after the date hereof (but on or prior to the date of termination) a Takeover Proposal shall have been made, the Company shall pay, the Expenses and the Termination Fee concurrently with such termination; and

                    (v)  if the Parent terminates this Agreement
under Section 8.1(f), the Company shall pay the Expenses and the Termination Fee concurrently with such termination.

          (c) As used herein, (i) "Expenses" shall mean all out-of-pocket fees and expenses incurred or paid by or on behalf of the Parent or any affiliate of the Parent in connection with this Agreement and the transactions contemplated herein, including all fees and expenses of counsel, investment banking firms, accountants and consultants which are evidenced by written invoice or other supporting documentation provided by Parent; and
(ii) "Takeover Proposal" shall mean any proposal or offer to the Company or its stockholders by a third party with respect to (x) a tender offer or exchange offer for 30% or more of the outstanding shares of capital stock of the Company, (y) a merger, consolidation or sale of all or substantially all of the assets of the Company, or similar transaction or (z) any liquidation or recapitalization having the foregoing effect.

                            ARTICLE VI

                            CONDITIONS

          6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction or waiver, where permissible, prior to the Effective Time, of the following conditions:

               (a) If approval of this Agreement and the Merger by the holders of Common Stock is required by applicable law, this Agreement and the Merger shall have been approved by the requisite vote of such holders.

               (b) No injunction or any other order, decree or ruling shall have been issued by a court of competent jurisdiction or by a Governmental Entity, nor shall any statute, rule, regulation or executive order have been promulgated or enacted by any Governmental Entity, in each case that prevents the consummation of the Merger; provided, however, that each of the parties shall have used reasonable efforts to prevent the entry of any such injunction or other order, decree or ruling and to appeal promptly the same after issuance thereof.

          6.2 Conditions to Obligation of the Parent to Effect the Merger. The obligations of the Parent and the Purchaser to effect the Merger shall be further subject to the satisfaction or waiver on or prior to the Effective Time of the condition that the Purchase shall have accepted for payment and paid for Shares tendered pursuant to the Offer; provided, that this condition shall be deemed satisfied if the Purchaser's failure to accept for payment and pay for such shares breaches this Agreement or violates the terms and conditions of the Offer.


                           ARTICLE VII

                   ADDITIONAL COVENANTS OF THE
              COMPANY, THE PARENT AND THE PURCHASER

          7.1  Employee Benefits.

               (a)  The Surviving Corporation and its
subsidiaries will honor, and the Parent agrees to cause the Surviving Corporation and its subsidiaries to honor, all of the Company's employment, transition employment, non-compete, consulting, benefit, compensation or severance agreements (the "Employment Agreements") in accordance with their terms and, for a period of not less than twelve (12) months immediately following the Effective Date, all of the Company's written employee severance plans (or policies), in existence on the date hereof, including, without limitation, the separation pay plan for corporate officers. Schedule 7.1 of the Company Disclosure Letter hereto lists all Employment Agreements not terminable upon 30 days' written notice and which require annual payments in excess of $75,000, true and complete copies of all of which have been furnished to the Parent.

               (b)  If any salaried employee of the Company
becomes a participant in any employee benefit plan, practice or policy of the parent, the Purchaser, any of their affiliates or the Surviving Corporation, such employee shall be given credit under such plan, practice or policy for all service prior to the Effective Time with the Company, or any predecessor employer (to the extent such credit was given by the Company), and all service after the Effective Time and prior to the time such employee becomes such a participant, for purposes of eligibility and vesting and for all other purposes for which such service is either taken into account or recognized; provided, however, such service need not be credited to the extent it would result in a duplication of benefits, including, without limitation, benefit accrual service under defined benefit plans.

               (c) For at least twelve months following the Effective Date, the Parent shall cause the Surviving Corporation to maintain employee benefits for management and hourly employees of the Company and its Subsidiaries that are no less than the employee benefits, in the aggregate, available to similarly situated management and hourly employees of the Parent and its subsidiaries. Nothing contained herein shall be construed to obligate the Parent or any of its subsidiaries to employ, or cause the Company or its Subsidiaries from and after the Effective Date to continue to employ, any management or hourly employee of the Company or its Subsidiaries.

          7.2  Officers' and Directors' Insurance;
Indemnification.

               (a)  The Company shall indemnify and hold
harmless, and, after the Effective Date, the Surviving Corporation and the Parent shall indemnify and hold harmless, each present and former director and officer of the Company (the "Indemnified Parties") against any expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnified Party in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to which such Indemnified Party was made, or threatened to be made, a party by reason of the fact that such Indemnified Party was or is a director, officer, employee or agent of the Company, or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise and which arises out of or pertains to any action or omission occurring prior to the Effective Date (including, without limitation, any which arise out of or relate to the transactions contemplated by this Agreement) to the full extent permitted under the Delaware Law (and the Company or the Surviving Corporation and the Parent, as the case may be, will advance expenses to each such person to the full extent so permitted); provided, that any determination required to be made with respect to whether an Indemnified Party's conduct complied with the standards set forth in the Delaware Law shall be made by independent counsel selected by such Indemnified Party and reasonably satisfactory to the Company or the Surviving Corporation and the Parent, as the case may be (which shall pay such counsel's fees and expenses). In the event any such claim, action, suit, proceeding or investigation if brought against any Indemnified Party (whether arising before or after the Effective
Date), (a) the Company (or the Parent and the Surviving Corporation after the Effective Date) shall retain counsel for the Indemnified Parties reasonably satisfactory to them, (b) the Company (or the Surviving Corporation and the Parent after the Effective Date) shall pay all fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, and (c) the Company (or the Surviving Corporation and the Parent after the Effective Date) will use its reasonable best efforts to assist in the vigorous defense of any such matter, provided, that neither the Company, the Surviving Corporation nor the Parent shall be liable for any such settlement effected without their written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 7.2, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Company or the Surviving Corporation or the Parent thereof and shall deliver to the Company or the Surviving Corporation or the Parent an undertaking to repay any amounts advanced pursuant hereto in the event a court of competent jurisdiction shall ultimately determine, after exhaustion of all avenues of appeal, that such Indemnified Party was not entitled to indemnification under this Section.

               (b) For five years after the Effective Date, the Surviving Corporation and the Parent shall use their respective reasonable best efforts to provide officers' and directors' liability insurance for events occurring prior to the Effective Time covering the Indemnified Parties who are currently covered by the Company's officers' and directors' liability insurance policy (a copy of which has heretofore been delivered to the Parent) on terms no less favorable than those of such policy in terms of coverage and amounts or, if substantially similar insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Corporation shall not be required to pay a per annum amount of premiums for such officers' and directors' insurance in excess of 200 percent of the last per annum amount of premiums incurred prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount. The Company represents and warrants that the last per annum amount of such premiums incurred by the Company is approximately $280,000.

               (c)  This Section 7.2 shall survive the
consummation of the Merger. Subject to the Delaware Law, the certificate of incorporation and bylaws of the Company and the Surviving Corporation shall not be amended in a manner which adversely affects the rights of the Indemnified Parties under this Section 7.2.

          7.3 Transition Agreements. The Parent and the Purchaser agree that the Surviving Corporation shall maintain and shall comply with the Company's Transition Employment Agreements, as amended, and Stay Bonus Agreements, with several officers of the Company listed on Schedule 7.3 of the Company Disclosure Letter and the Employment Agreement, as amended, with R. Randolph Devening set forth on Schedule 7.3 of the Company Disclosure Letter (collectively referred to herein as the "Transition Agreements"). The Company agrees not to amend the Transition Agreements after the date hereof without first obtaining the Parent's consent.

          7.4 Restructuring of Transaction. Notwithstanding any provision contained in this Agreement to the contrary, in the event that any claim, suit, proceeding or action is brought against any of the Parent, the Purchaser or the Company seeking to limit, void or enjoin any of the transactions contemplated by this Agreement, the Tender Agreements or any action taken by the Board of Directors of the Company to facilitate any transaction contemplated by this Agreement or the Tender Agreements on the basis of the transfer restriction contained in Article Fifth of the Company's Amended and Restated Certificate of Incorporation or the rules of the New York Stock Exchange, either the Parent or the Company may, at its option, upon written notice to the other parties, elect to amend this Agreement to provide for a cash merger of the Purchaser with and into the Company in lieu of the Offer upon terms and conditions which are substantially consistent with those contained in this Agreement, and all parties shall as promptly as practicable following receipt of such notice amend this Agreement.

                           ARTICLE VIII

                          MISCELLANEOUS

          8.1 Termination. Notwithstanding anything herein to the contrary, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Company has obtained stockholder approval:

               (a) by the mutual written consent of the Board of Directors of each of the Company and the Parent;

               (b) by either the Company or the Parent, if the Merger has not been consummated by the close of business on September 24, 1997, or such other date, if any, as the Company and the Parent shall agree upon; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred prior to the aforesaid date;

               (c) by either the Company or the Parent, if the acquisition of the Company has been restructured to be a cash merger pursuant to Section 7.4 and the stockholders of the Company fail to approve and adopt this Agreement and the Merger, at the Special Meeting or any postponement or adjournment thereof;

               (d) by either the Company or the Parent, if any Governmental Entity shall have issued any judgment, injunction, order or decree enjoining Parent or the Company from consummating the Offer or the Merger and such judgment, injunction, order or decree shall become final and nonappealable; or

               (e) by the Company or the Parent if the Offer terminates or expires on account of the failure of any condition specified in Annex A without the Parent having purchased any Shares thereunder; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(e) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of any such condition;

               (f) by the Parent prior to the consummation of the Offer if (i) the Board of Directors of the Company shall not have recommended, or shall have resolved not to recommend, or shall have modified or withdrawn its recommendation of the Offer or the Merger or determination that the Offer or the Merger is fair to and in the best interest of the Company and its stockholders, or shall have resolved to do so, or (ii) the Board of Directors of the Company fails to recommend against acceptance of an Acquisition Proposal within five business days after a request by Parent or Purchaser to do so.

               The party desiring to terminate this Agreement pursuant to this Section 8.1 shall give written notice of such termination to the other party.

          8.2 Effect of Termination. If this Agreement is terminated pursuant to Section 8.1 hereof, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, that the agreements contained in this
Section 8.2 and in Sections 5.10 and 8.3 and the second proviso of Section 5.3 hereof shall survive the termination hereof; and, provided, further, that the termination of this Agreement shall not relieve any party for liability for any willful and knowing breach of this Agreement.

          8.3 No Survival of Representations, Warranties and Covenants. Except for the agreements set forth in Sections 7.1,
7.2 and 7.3 hereof, the respective representations, warranties and covenants of the Company, Parent and the Purchaser contained herein shall expire with, and be terminated and extinguished upon, consummation of the Merger, and thereafter neither the Company, Parent nor the Purchaser nor any officer, director or principal thereof shall be subject to any liability whatsoever based on any such representation, warranty or covenant.

          8.4 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Company without the prior written consent of the Parent and the Purchaser, or by the Parent or the Purchaser without the prior written consent of the Company, except that Purchaser may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to the Parent or to any direct or indirect wholly-owned subsidiary of the Parent, but no such assignment shall relieve the Purchaser of any of its obligations hereunder; provided, that such assignment shall not materially impede or delay the consummation of the transactions contemplated by this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          8.5 Notices. All notices, requests, demands and other communications hereunder to any party shall be in writing and shall be delivered or transmitted by (i) delivery in person, (ii) courier or messenger service, (iii) telegram, telex, telecopy, or similar electronic or facsimile transmission, or (iv) registered or certified United States Mail, postage prepaid and return receipt requested, in each case as follows:

If to the Company, addressed to:  Foodbrands America, Inc.
                                  1601 N.W. Expressway
                                  Suite 1700
                                  Oklahoma City, OK  73118-1495

                                  Attn:  Mr. R. Randolph Devening
                                         Chairman, President and
                                         Chief Executive Officer
                                  Facsimile No. (405) 840-2447

With copies to:                   McAfee & Taft
                                  A Professional Corporation
                                  Tenth Floor, Two Leadership Sq.
                                  211 North Robinson
                                  Oklahoma City, Oklahoma
                                  73102-7103

                                  Attention:  John M. Mee, Esq.
                                           W. Chris Coleman, Esq.
                                  Facsimile No. (405) 235-0439

                                               and

                                  Skadden, Arps, Slate, Meagher &
                                  Flom LLP
                                  919 Third Avenue
                                  New York, New York  10022-9931

                                  Attention:  Mark C. Smith, Esq.
                                  Facsimile No. (212) 735-2000

If to the Parent or the Purchaser,
addressed to:                   IBP, inc.
                                IBP Avenue
                                P. O. Box 515
                                Dakota City, Nebraska 68731

                                Attention:  Robert L. Peterson
                                Facsimile No. (402) 241-2427

With a copy to:                 Sidley & Austin
                                One First National Plaza
                                Chicago, Illinois  60603

                                Attention:  Larry A. Barden, Esq.
                                            Paul L. Choi, Esq.
                                Facsimile No. (312) 853-7036

or to such other place and with such other copies as a party may designate as to itself by written notice to the others. All notices delivered or transmitted by any method described in clauses (i), (ii), and (iv) of this Section 8.5 shall be deemed given and effective upon receipt or refusal of receipt by the addressee, with the courier's delivery record or the return receipt being conclusive evidence of such receipt or attempted delivery. All notices delivered or transmitted by any method described in clause (iii) of this Section 8.4 shall be given and effective upon receipt of transmission, with the answerback or the facsimile or electronic confirmation of transmission being conclusive evidence of such receipt (unless the addressee promptly gives a notice to the transmitting party of the incompleteness or illegibility of the original notice); provided, however, any communication provided under clause (iii) shall be followed by a duplicate communication under either clause (i), clause (ii) or clause (iv). In any event, if receipt or refusal of receipt is on a day that is not a Business Day, then receipt shall be deemed to have occurred on the first Business Day thereafter. A "Business Day" is any day that is not a Saturday, Sunday, or state or federal legal holiday.

          8.6 Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Delaware except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement but is not incorporated in the State of Delaware, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

          8.7 Entire Agreement; Amendments and Waivers. This Agreement, together with all schedules contained in the Company Disclosure Letter and exhibits hereto and the confidentiality agreement between the Parent and the Company dated January 25, 1997 (the "Confidentiality Agreement"), constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. To the extent any of the provisions of this Agreement or the Tender Agreements conflict with any of the provisions of the Confidentiality Agreement, the provisions of this Agreement or the Tender Agreements, as the case may be, shall control and any such provisions of the Confidentiality Agreement shall be deemed amended and superseded. No supplement, notification or waiver of this Agreement shall be binding unless executed in writing by the party or parties to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          8.8 Schedules. Notwithstanding anything to the contrary contained in this Agreement, the Company, the Parent and the Purchaser hereby agree that the schedules attached to the Company Disclosure Letter are made a part of this Agreement for all purposes. The parties further understand and agree that disclosure made in any schedule shall be deemed disclosure in all other schedules as if set forth therein, i.e., information set forth in one schedule shall be deemed disclosure in all schedules other than as to the matters disclosed in Schedules 3.3 and 3.10.

          8.9 No Third Party Beneficiary. This Agreement is for the benefit of, and may be enforced only by, the Parent, the Purchaser and the Company and their respective assignees, and is not for the benefit of, and may not be enforced by, any third party except for Section 7.2.

          8.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall be effective when two or more counterparts have been signed by each of the parties hereto and delivered to the other parties.

          8.11 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

          8.12 Headings. The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

          8.13 Publicity. Unless required by law or the rules of any applicable securities exchange, neither party shall issue any press release or make any public statement regarding the transactions contemplated hereby, without the prior approval of the other party (which approval shall not be unreasonably withheld).

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers, thereunto duly authorized, as of the day and year first above written.

                             FOODBRANDS AMERICA, INC.
                             ("Company")


                             By  /s/ R. Randolph Devening
                               _______________________________
                               R. Randolph Devening, Chairman,
                               President and Chief Executive
                               Officer


                             IBP, inc.

                             ("Parent")


                             By  /s/ Robert L. Peterson
                               _______________________________
                               Robert L. Peterson, Chairman and
                               Chief Executive Officer


                             IBP Sub, Inc.
                             (the "Purchaser")


                             By  /s/ Larry Shipley
                               ________________________
                               Larry Shipley, President

                             ANNEX A

                 Certain Conditions Of The Offer


          Notwithstanding any other provision of the Agreement or the Offer, the Purchaser shall not be required to accept for payment or pay for, or may delay the acceptance for payment of or payment for, any tendered Shares, or may, in its sole discretion, at any time, terminate or amend the Offer as to any Shares not then paid for if (v) a majority of the Shares outstanding on a fully diluted basis shall not have been validly tendered pursuant to the Offer and not withdrawn prior to the expiration of the Offer (the "Minimum Condition"), (w) any waiting period under the Antitrust Improvements Act applicable to the purchase of shares of Common Stock pursuant to the Offer shall not have expired or shall not have been terminated prior to the expiration of the Offer, (x) the Certificate of Amendment shall not have been filed with the Secretary of State of the State of Delaware and the Charter Amendment shall not be in full force and effect prior to the close of business on September 24, 1997, (y) the Agreement shall have been terminated in accordance with its terms, or (z) on or after the date of the Agreement, and at or before the time of payment for any such Shares, any of the following events shall occur:

          (a) there shall have occurred (i) any general suspension of, or limitation on prices for, trading in securities on the New York Stock Exchange or on NASDAQ, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) a commencement of a war, armed hostilities or other international or national calamity directly involving the armed forces of the United States,
               (iv) any general limitation (whether or not mandatory) by any governmental authority on the extension of credit by banks or other lending institutions, (v) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof, (vi) a decline of at least thirty percent (30%) in the Dow Jones Industrial Average or the Standard and Poors 500 Index from the date of this Agreement to the expiration or termination of the Offer or (vii) a change in general financial, bank or capital market conditions which materially and adversely affects the ability of financial institutions in the United States to extend credit or syndicate loans;

          (b) any of the representations and warranties of the Company set forth in the Agreement that are qualified as to materiality shall not be true and correct or any such representations and warranties that are not so qualified shall not be true and correct in any material respect, in each case, on the date when made and at the Expiration Date, or in the case of any representations and warranties that are made as of a different date, as of that date; or

          (c) the Company shall have breached or failed to comply in any material respect with any of its obligations under the Agreement and such failure continues for two (2) days after receipt by the Company of notice from the Parent specifying such failure; or

          (d) there shall have been instituted or pending any litigation by a Governmental Entity thereof (i) which prohibits the consummation of the transactions contemplated by the Offer or the Merger; (ii) which prohibits the Parent's or the Purchaser's ownership or operation of all or any material portion of their or the Company's business or assets, or which compels the Parent or the Purchaser to dispose of or hold separate all or any material portion of the Parent's or the Purchaser's or the Company's business or assets as a result of the transactions contemplated by the Offer or the Merger, (iii) which makes the acceptance for payment, purchase of, or payment for, some or all of the Shares illegal; (iv) which imposes material limitations on the ability of the Parent or the Purchaser to acquire or hold or to exercise effectively all rights of ownership of Shares including, without limitation, the right to vote any Shares purchased by the Purchaser or the Parent on all matters properly presented to the stockholders of the Company, or (v) which imposes any limitations on the ability of the Parent or the Purchaser, or any of their respective subsidiaries, effectively to control in any material respect the business or operations of the Company;

          (e) any statute, rule, regulation, order or injunction shall be enacted, promulgated, entered, enforced or deemed applicable to the Offer or the Merger or any other action shall have been taken by any United States governmental authority or court (i) which prohibits the consummation of the transactions contemplated by the Offer or the Merger; (ii) which prohibits the Parent's or the Purchaser's ownership or operation of all or any material portion of their or the Company's business or assets, or which compels the Parent or the Purchaser to dispose of or hold separate all or any material portion of the Parent's or the Purchaser's or the Company's business or assets as a result of the transactions contemplated by the Offer or the Merger, (iii) which makes the acceptance for payment, purchase of, or payment for, some or all of the Shares illegal; (iv) which imposes material limitations on the ability of the Parent or the Purchaser to acquire or hold or to exercise effectively all rights of ownership of Shares including, without limitation, the right to vote any Shares purchased by the Purchaser or the Parent on all matters properly presented to the stockholders of the Company, or (v) which imposes any limitations on the ability of the Parent or the Purchaser, or any of their respective subsidiaries, effectively to control in any material respect the business or operations of the Company;

          (f) Parent or the Purchaser shall have reached an agreement or understanding in writing with the Company providing for termination of the Offer or the Agreement;

          (g) any filing required to be made by the Company with, or any consent, approval or authorization required to be obtained prior to the Effective Time by the Company from, any Governmental Entity in connection with the execution and delivery of the Agreement by the Company or the consummation of the Offer or the transactions contemplated by the Agreement, shall not have been made or obtained; or

          (h) a Material Adverse Change in the Company has occurred,

which, in the sole judgment of the Purchaser, regardless of the circumstances giving rise to any such conditions, makes it inadvisable to proceed with the Offer and/or with such acceptance for payment of or payment for Shares.

     The foregoing conditions are for the sole benefit of the Parent and the Purchaser and may be asserted by the Parent or the Purchaser regardless of the circumstances or may be waived by the Parent or Purchaser in whole or in part at any time and from time to time in its sole discretion.


                                                  EXHIBIT A


                         TENDER AGREEMENT


     TENDER AGREEMENT dated as of March 25, 1997 (this "Agreement"), among IBP, inc., a Delaware corporation (the "Parent"), IBP Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Parent ("Purchaser"), and The Airlie Group, L.P. a Delaware limited partnership (the "Stockholder").

     WHEREAS, concurrently with the execution and delivery of this Agreement the Parent, Purchaser and Foodbrands America, Inc., a Delaware corporation (the "Company"), have entered into an Agreement and Plan of Merger dated as of the date hereof (such Agreement and Plan of Merger, as amended from time to time, the "Merger Agreement"), which provides, among other things, that Purchaser shall make the Offer (as defined in the Merger Agreement) to purchase at a price of $23.40 per share, net to the sellers in cash, all of the issued and outstanding shares of the Company's Common Stock, par value $.01 per share (the "Company Common Stock"), and shall merge with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement (any term used herein without definition shall have the definition ascribed thereto in the Merger Agreement);

     WHEREAS, the Stockholder owns beneficially and of record shares of Company Common Stock (such shares of Company Common
Stock being collectively referred to herein as the "Stockholder
Shares") and;

     WHEREAS, as a condition to the willingness of the Parent and Purchaser to enter into the Merger Agreement, and as an inducement to them to do so, the Stockholder has agreed for the benefit of the Parent and Purchaser to tender the Stockholder Shares and any other shares of Company Common Stock at any time during the term of this Agreement held by the Stockholder, pursuant to the Offer, to vote all the Stockholder Shares and any other shares of Company Common Stock owned by the Stockholder in favor of the Merger, and to grant to Purchaser an option to acquire all Stockholder Shares and all other shares of Company Common Stock owned by the Stockholder under certain circumstances, all on the terms and conditions contained in this Agreement.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereby agree as follows:


                            ARTICLE I

                     Tender Offer and Option

     SECTION 1.01. Tender of Shares. (a) From time to time following the commencement by Purchaser of the Offer, the Stockholder shall, if so requested in writing by Parent (the "Request"), promptly tender to the Depository designated in the Offer to Purchase (the "Offer to Purchase") distributed by Purchaser in connection with the Offer (i) a letter of transmittal with respect to such number as specified in the Request not in excess of the then applicable Maximum Share Number), of the Stockholder Shares and any other shares of Company Common Stock held by the Stockholder (whether or not currently held by the Stockholder; the Stockholder Shares, together with any shares acquired by the Stockholder in any capacity after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution or otherwise (the "Shares"), complying with the terms of the Offer to Purchase; provided, that the number of Shares the Stockholder shall be required to tender from time to time pursuant to a Request, when taken together with all Shares previously tendered in the Offer and not withdrawn, shall not exceed the aggregate number of Shares owned by the Stockholder beneficially and of record, at such time (ii) the certificates representing the Shares specified in the Request, and (iii) all other documents or instruments required to be delivered pursuant to the terms of the Offer to Purchase.

     (b) The Stockholder shall not, subject to applicable law, withdraw the tender effected in accordance with Section 1.01(a); provided, however, that the Stockholder may decline to tender, or may withdraw, any and all Shares owned by the Stockholder and tendered or requested to be tendered in excess of the Maximum Share Number or if Purchaser amends the Offer to (w) reduce the Offer Price to less than $23.40 in cash, net to the sellers, (x) reduce the number of shares of Company Common Stock subject to the Offer, (y) change the form of consideration payable in the Offer or (z) amend or modify any term or condition of the Offer in a manner adverse to the stockholders of the Company (other than insignificant changes or amendments or other than to waive any condition). The Stockholder shall give Purchaser at least two business days' prior notice of any withdrawal of Shares owned by the Stockholder pursuant to the immediately preceding proviso.

     SECTION 1.02. Option. (a) The Stockholder hereby irrevocably grants Purchaser an option (the "Option"), exercisable from time to time only upon the events and subject to the conditions set forth herein, to purchase such number (not in excess of the then applicable Maximum Share Number), of the Shares at a purchase price per share equal to $23.40 (or such higher per share price as may be offered by Purchaser in the Offer).

     (b) Subject to the conditions set forth in Section 1.03 and the termination provisions of Section 6.07, Purchaser may exercise the Option in whole or in part at any time prior to the date 60 days after the expiration or termination of the Offer (such sixtieth day being herein called the "Option Expiration Date") if (x) the Stockholder fails to comply with any of its obligations under this Agreement or withdraws the tender of the Shares except under the circumstances set forth in the proviso to
Section 1.01(b) (but the Option shall not limit any other right or remedy available to the Parent or Purchaser against the Stockholder for breach of this Agreement) or (y) the Offer is not consummated because of the failure to satisfy any of the conditions to the Offer set forth in Annex A to the Merger Agreement (other than as a result of any action or inaction of the Parent or Purchaser which constitutes a breach of the Merger Agreement).

          Upon the occurrence of any of such circumstances, Purchaser shall be entitled to exercise the Option and (subject to Section 1.03) Purchaser shall be entitled to purchase the Shares and the Stockholder shall sell the Shares to Purchaser. Purchaser shall exercise the Option by delivering written notice thereof to the Stockholder (the "Notice"), specifying the number of Shares to be purchased and the date, time and place for the closing of such purchase which date shall not be less than three business days nor more than five business days from the date the Stockholder receives the Notice and in no event shall such date be later than the Option Expiration Date. The closing of the purchase of Shares pursuant to this Section 1.02 (the "Closing") shall take place on the date, at the time and at the place specified in such notice; provided, that if at such date any of the conditions specified in Section 1.03 shall not have been satisfied (or waived), Purchaser may postpone the Closing until a date within five business days after such conditions are satisfied (but not later than the Option Expiration Date).

     (c) At the Closing, the Stockholder will deliver to Purchaser (in accordance with Purchaser's instructions) the certificates representing the Shares owned by the Stockholder and being purchased pursuant to Section 1.02(c), duly endorsed or accompanied by stock powers duly executed in blank; provided, that the number of Shares the Stockholder shall be required to deliver from time to time pursuant to a Notice, when taken together with all Shares previously delivered pursuant to all Notices, shall not exceed the aggregate number of shares owned by the Stockholder beneficially and of record, at such time. At such Closing, Purchaser shall deliver to the Stockholder, by bank wire transfer of immediately available funds, an amount equal to the number of Shares being purchased from the Stockholder as specified in the Notice multiplied by $23.40 (or such higher per share price as being offered by Purchaser in the Offer).

     SECTION 1.03.  Conditions to Option.  The obligation of
Purchaser to purchase the Shares at the Closing is subject to the following conditions:

          (a)  all waiting periods under the Hart-Scott-Rodino
     Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (the "HSR Act") applicable to such purchase shall have expired or been terminated; and

          (b) there shall be no preliminary or permanent injunction or other order, decree or ruling issued by any Governmental Entity, nor any statute, rule, regulation or order promulgated or enacted by any Governmental Entity prohibiting, or otherwise restraining, such purchase.

     SECTION 1.04. No Purchase. Purchaser may allow the Offer to expire without accepting for payment or paying for any Shares, on the terms and conditions set forth in the Offer to Purchase, and may allow the Option to expire without exercising the Option and purchasing all or any Shares pursuant to such exercise. If all Shares validly tendered and not withdrawn are not accepted for payment and paid for in accordance with the terms of the Offer to Purchase or pursuant to the exercise of the Option, they shall be returned to the Stockholder, whereupon they shall continue to be held by the Stockholder subject to the terms and conditions of this Agreement.

     SECTION 1.05. Maximum Share Number. For purposes of this Agreement, the term "Maximum Share Number" shall mean, as of any time of determination, such number of Shares that, when taken together with all shares of the Company Common Stock that Parent or any of its Affiliates (i) owns directly or indirectly, beneficially or of record, at such time of determination and (ii) has the right to acquire, at such time of determination, from Joseph Littlejohn & Levy, L.P. and Joseph Littlejohn & Levy Fund II, L.P. in accordance with the terms of the Tender Agreement dated March 25, 1997 among Parent, Purchaser and Joseph Littlejohn & Levy, L.P. and Joseph Littlejohn & Levy Fund II, L.P. pursuant to the Offer or the exercise of the Option (as defined in such Tender Agreement), would cause Parent or its Affiliates to own directly or indirectly, beneficially or of record, 49.9% of the aggregate voting power represented by the issued and outstanding capital stock of the Company.


                            ARTICLE II

                        Consent and Voting

     The Stockholder hereby revokes any and all previous proxies granted with respect to the Shares owned by the Stockholder. By entering into this Agreement, the Stockholder hereby consents to the Merger Agreement and the transactions contemplated thereby, including the Merger. So long as the Merger Agreement is in effect, the Stockholder hereby agrees (i) to vote all Shares (not to exceed the Maximum Share Number) now or hereafter owned by such Stockholder or execute a consent and not revoke any proxy, vote or consent, in favor of the Merger Agreement, the Merger and the transactions contemplated thereby, and (ii) to oppose any Acquisition Proposal and to vote all Shares (not to exceed the Maximum Share Number) now or hereafter owned by such Stockholder, or execute a consent, against any Acquisition Proposal.


                           ARTICLE III

            Representations, Warranties and Covenants
                        of the Stockholder

     The Stockholder represents, warrants and covenants to the Purchaser and AC that:

     SECTION 3.01. Ownership. As of the date hereof the Stockholder is the sole, true, lawful and beneficial owner of 827,200 Shares and that there are no restrictions on voting rights or rights of disposition pertaining to such Shares other than those specified herein or any applicable provisions of Article Fifth of the Company's Amended and Restated Certificate of Incorporation. To the extent permitted by Article Fifth of the Company's Amended and Restated Certificate of Incorporation, the Stockholder will convey good and valid title to the Shares owned by the Stockholder and being acquired pursuant to the Offer, the Merger or the exercise of the Option, as the case may be, free and clear of any and all liens, restrictions, security interests or any encumbrances whatsoever (collectively, "Liens"). None of the Shares owned by the Stockholder is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Shares. Until this Agreement is terminated, the Stockholder shall not, directly or indirectly, sell, exchange, encumber, pledge, assign or otherwise transfer or dispose of, or agree to or solicit any of the foregoing, or grant any right or power to any person that limits the Stockholder's sole power to vote, sell, assign, transfer, pledge, encumber or otherwise dispose of the Shares owned by the Stockholder or otherwise directs the Stockholder with respect to such Shares.

     SECTION 3.02. Authority and Non-Contravention. The execution, delivery and performance by the Stockholder of this Agreement and the consummation of the transactions contemplated hereby (i) are within the Stockholder's power and authority, have been duly authorized by all necessary action (including any consultation, approval or other action by or with any other person), (ii) require no action by or in respect of, or filing with, any Governmental Entity (except as may be required under the HSR Act and under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act")), and (iii) do not and will not contravene or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Stockholder or to a loss of any benefit of the Stockholder under, any provision of applicable law or regulation or any agreement, judgment, injunction, order, decree, or other instrument binding on the Stockholder or result in the imposition of any Lien on any assets of the Stockholder.

     SECTION 3.03. Binding Effect. This Agreement has been duly executed and delivered by the Stockholder and is the valid and binding agreement of the Stockholder, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally.

     SECTION 3.04. Total Shares. The Stockholder Shares owned by the Stockholder are the only shares of Company Common Stock beneficially owned as of the date hereof by the Stockholder and the Stockholder has no option to purchase or right to subscribe for or otherwise acquire any securities of the Company and has no other interest in or voting rights with respect to any other securities of the Company.

     SECTION 3.05. Finder's Fees. No investment banker, broker or finder is entitled to a commission or fee from Purchaser or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder, except as otherwise disclosed in the Merger Agreement.


                            ARTICLE IV

            Representations, Warranties and Covenants
                   of the Parent and Purchaser

     The Parent and Purchaser represent, warrant and covenant to the Stockholder:

     SECTION 4.01. Corporate Power and Authority; Noncontra-vention. The Parent and Purchaser have all requisite corporate power and authority to enter into this Agreement and to perform their obligations hereunder. The execution, delivery and performance by the Parent and Purchaser of this Agreement and the consummation by the Parent and Purchaser of the transactions contemplated hereby (i) have been duly authorized by all necessary corporate action on the part of the Parent and Purchaser, (ii) require no action by or in respect of, or filing with, any Governmental Entity (except as may be required under the HSR Act and under the Exchange Act), or (iii) do not and will not contravene or constitute a default under, the certificate of incorporation or by-laws of Parent or Purchaser or any provision of applicable law or regulation or any judgment, injunction, order, decree, material agreement or other material instrument binding on the Parent or Purchaser.

     SECTION 4.02. Binding Effect. This Agreement has been duly executed and delivered by the Parent and Purchaser and is a valid and binding agreement of the Parent and Purchaser, enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally.

     SECTION 4.03. Acquisition for Purchaser's Account. Any Shares to be acquired upon consummation of the Offer, or upon exercise of the Option will be acquired by Purchaser for its own account and not with a view to the public distribution thereof and will not be transferred except in compliance with the Securities Act and the rules and regulations promulgated thereunder.


                            ARTICLE V

                      Additional Agreements

     SECTION 5.01. Agreements of Stockholder. The Stockholder hereby covenants and agrees that:

          (a) No Solicitation. The Stockholder shall not directly or indirectly (i) solicit, initiate or knowingly encourage (or authorize any person to solicit, initiate or encourage) any Acquisition Proposal, or (ii) participate in any discussion or negotiations regarding, or furnish to any other person any information with respect to, or otherwise knowingly cooperate in any way with, or participate in, facilitate or encourage any effort or attempt by any other person to do or seek the foregoing. The Stockholder shall promptly advise the Purchaser of the terms of any communications it or any of its affiliates may receive relating to any Acquisition Proposal (including, without limitation, the identify of the party making any such Acquisition Proposal).

          (b) Adjustment upon Changes in Capitalization or Merger. In the event of any change in the Company's capital stock by reason of stock dividends, stock splits, mergers, consolidations, recapitalization, combinations, conversions, exchanges of shares, extraordinary or liquidating dividends, or other changes in the corporate or capital structure of the Company which would have the effect of diluting or changing Purchaser's rights hereunder, the number and kind of shares or securities subject to this Agreement and the price set forth herein at which Shares may be purchased from the Stockholder pursuant to the Offer or the exercise of the Option shall be appropriately and equitably adjusted so that Purchaser shall receive pursuant to the Offer or the exercise of the Option the number and class of shares or other securities or property that Purchaser would have received in respect of the Shares purchasable pursuant to the Offer or the exercise of the Option if such purchase had occurred immediately prior to such event.

                            ARTICLE VI

                          Miscellaneous

     SECTION 6.01. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     SECTION 6.02. Further Assurances. The Parent, Purchaser and the Stockholder will execute and deliver or cause to be executed and delivered all further documents and instruments and use its reasonable best efforts to secure such consents and take all such further action as may be reasonably necessary in order to consummate the transactions contemplated hereby and by the Merger Agreement.

     SECTION 6.03. Additional Agreements. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations and which may be required under any agreements, contracts, commitments, instruments, understandings, arrangements or restrictions of any kind to which such party is a party or by which such party is governed or bound, to consummate and make effective the transactions contemplated by this Agreement.

     SECTION 6.04. Specific Performance. The parties acknowledge and agree that performance of their respective obligations hereunder will confer a unique benefit on the other and that a failure of performance will not be compensable by money damages. The parties therefore agree that this Agreement shall be specifically enforceable and that specific enforcement and injunctive relief shall be available to the Parent, Purchaser or the Stockholder for any breach by the other party or parties of any agreement, covenant or representation hereunder.

     SECTION 6.05. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to such party at its address set forth on the signature page hereto.

     SECTION 6.06. Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall survive delivery of and payment for the Shares pursuant to
Section 1.02 hereof. None of the representations and warranties contained in this Agreement shall survive the acceptance for payment and payment for the Shares pursuant to the Offer.

     SECTION 6.07. Amendments; Termination. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto. Notwithstanding anything herein to the contrary, this Agreement shall expire and be of no further force or effect if (i) the conditions to the Purchaser's obligations to accept for payment and pay for Shares pursuant to the Offer shall have been satisfied and the Purchaser breaches any obligation of Purchaser under the Merger Agreement to accept for payment and promptly pay for all Shares validly tendered and not withdrawn pursuant to the Offer upon expiration of the Offer or (ii) the Purchaser amends the Offer to (w) reduce the Offer Price to less than $23.40 in cash, net to the sellers, (x) reduce the number of shares of Company Common Stock subject to the Offer, (y) change the form of consideration payable in the Offer or (z) amend or modify any term or condition of the Offer in a manner adverse to the stockholders of the Company (other than insignificant changes or amendments or other than to waive any condition). This Agreement will also terminate upon the earlier of (i) the close of business on September 24, or (ii) the Effective Time.

     SECTION 6.08. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Purchaser may assign its rights and obligations to another wholly-owned subsidiary of the Parent which is the assignee of Purchaser's rights under the Merger Agreement; and provided further that except as set forth in the prior clause, a party may not assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto and any purported assignment, delegation or transfer without such consent shall be null and void.

     SECTION 6.09.  Governing Law.  This Agreement shall be
construed in accordance with and governed by the law of Delaware without giving effect to the principles of conflicts of laws thereof.

     SECTION 6.10. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effects as if the signatures thereto and thereof were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

     SECTION 6.11. Stockholder Capacity. The Stockholder signs solely in its capacity as the record holder and beneficial owner of the Shares and nothing herein shall limit or affect any actions taken by any officer, director, partner, employee or affiliate of the Stockholder in his or her capacity as an officer or director of the Company and no such actions shall be deemed a breach of this Agreement.

     SECTION 6.12. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible. To the extent that any provision of this Agreement and the Merger Agreement conflict, the provisions of the Merger Agreement shall control.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                             IBP, inc.


                             By:__________________________
                                Name:   Robert L. Peterson
                                Title:  Chairman and Chief
                                        Executive Officer

                             Address for Notices:

                             IBP Avenue
                             P.O. Box 515
                             Dakota City, Nebraska  68731
                             Attn:  Lonnie Grigsby, Esq. (#141)


                             IBP SUB, INC.


                             By:________________________
                                Name:   Larry Shipley
                                Title:  President

                             Address for Notices:

                             IBP Avenue
                             P.O. Box 515
                             Dakota City, Nebraska  68731
                             Attn:  Lonnie Grigsby, Esq. (#141)


                             THE AIRLIE GROUP, L.P.

                             By:  EBD L.P., General Partner

                                   By:  TMT-FW, Inc., General
                                   Partner


                                   By:__________________________
                                      Name:  Dort A. Cameron III
                                      Title:

                             Address for Notices:

                             115 E. Putnam Ave.
                             Greenwich, Connecticut  06830
                             Attn:  Dort A. Cameron III

                         TENDER AGREEMENT


     TENDER AGREEMENT dated as of March 25, 1997 (this "Agreement"), among IBP, inc., a Delaware corporation (the "Parent"), IBP Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Parent ("Purchaser"), and Joseph Littlejohn & Levy, L.P., a Delaware limited partnership, and Joseph, Littlejohn & Levy Fund II, L.P., a Delaware limited partnership (together, the "Stockholder").

     WHEREAS, concurrently with the execution and delivery of this Agreement the Parent, Purchaser and Foodbrands America, Inc., a Delaware corporation (the "Company"), have entered into an Agreement and Plan of Merger dated as of the date hereof (such Agreement and Plan of Merger, as amended from time to time, the "Merger Agreement"), which provides, among other things, that Purchaser shall make the Offer (as defined in the Merger Agreement) to purchase at a price of $23.40 per share, net to the sellers in cash, all of the issued and outstanding shares of the Company's Common Stock, par value $.01 per share (the "Company Common Stock"), and shall merge with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement (any term used herein without definition shall have the definition ascribed thereto in the Merger Agreement);

     WHEREAS, the Stockholder owns beneficially and of record shares of Company Common Stock (such shares of Company Common Stock being collectively referred to herein as the "Stockholder Shares" or individually referred to herein as the "Stockholder Share") and;

     WHEREAS, as a condition to the willingness of the Parent and Purchaser to enter into the Merger Agreement, and as an inducement to them to do so, the Stockholder has agreed for the benefit of the Parent and Purchaser to tender the Stockholder Shares and any other shares of Company Common Stock at any time during the term of this Agreement held by the Stockholder, pursuant to the Offer, to vote all the Stockholder Shares and any other shares of Company Common Stock owned by the Stockholder in favor of the Merger, and to grant to Purchaser an option to acquire all Stockholder Shares and all other shares of Company Common Stock owned by the Stockholder under certain circumstances, all on the terms and conditions contained in this Agreement.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereby agree as follows:


                            ARTICLE I

                     Tender Offer and Option

     SECTION 1.01. Tender of Shares. (a) Within five business days of the commencement by Purchaser of the Offer, the Stockholder shall tender to the Depository designated in the Offer to Purchase (the "Offer to Purchase") distributed by Purchaser in connection with the Offer (i) a letter of transmittal with respect to the Stockholder Shares and any other shares of Company Common Stock held by the Stockholder (whether or not currently held by the Stockholder; the Stockholder Shares, together with any shares acquired by the Stockholder in any capacity after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution or otherwise (the "Shares"), complying with the terms of the Offer to Purchase, (ii) the certificates representing the Shares, and
(iii) all other documents or instruments required to be delivered pursuant to the terms of the Offer to Purchase.

     (b) The Stockholder shall not, subject to applicable law, withdraw the tender effected in accordance with Section 1.01(a); provided, however, that the Stockholder may decline to tender, or may withdraw, any and all Shares owned by the Stockholder if the Purchaser amends the Offer to (w) reduce the Offer Price to less than $23.40 in cash, net to the stockholders, (x) reduce the number of shares of Company Common Stock subject to the Offer,
(y) change the form of consideration payable in the Offer or (z) amend or modify any term or condition of the Offer in a manner adverse to the stockholders of the Company (other than insignificant changes or amendments or other than to waive any condition). The Stockholder shall give Purchaser at least two business days' prior notice of any withdrawal of Shares owned by the Stockholder pursuant to the immediately preceding proviso.

     SECTION 1.02. Option. (a) The Stockholder hereby irrevocably grants Purchaser an option (the "Option"), exercisable only upon the events and subject to the conditions set forth herein, to purchase any or all of the Shares at a purchase price per share equal to $23.40 (or such higher per share price as may be offered by Purchaser in the Offer).

     (b) Subject to the conditions set forth in Section 1.03 and the termination provisions of Section 6.07, Purchaser may exercise the Option in whole or in part at any time prior to the date 60 days after the expiration or termination of the Offer (such sixtieth day being herein called the "Option Expiration Date") if (x) the Stockholder fails to comply with any of its obligations under this Agreement or withdraws the tender of the Shares except under the circumstances set forth in the proviso to
Section 1.01(b) (but the Option shall not limit any other right or remedy available to the Parent or Purchaser against the Stockholder for breach of this Agreement) or (y) the Offer is not consummated because of the failure to satisfy any of the conditions to the Offer set forth in Annex A to the Merger Agreement (other than as a result of any action or inaction of the Parent or Purchaser which constitutes a breach of the Merger Agreement).

          Upon the occurrence of any of such circumstances, Purchaser shall be entitled to exercise the Option and (subject to Section 1.03) Purchaser shall be entitled to purchase the Shares and the Stockholder shall sell the Shares to Purchaser. Purchaser shall exercise the Option by delivering written notice thereof to the Stockholder (the "Notice"), specifying the number of Shares to be purchased and the date, time and place for the closing of such purchase which date shall not be less than three business days nor more than five business days from the date the Stockholder receives the Notice and in no event shall such date be later than the Option Expiration Date. The closing of the purchase of Shares pursuant to this Section 1.02 (the "Closing") shall take place on the date, at the time and at the place specified in such notice; provided, that if at such date any of the conditions specified in Section 1.03 shall not have been satisfied (or waived), Purchaser may postpone the Closing until a date within five business days after such conditions are satisfied (but not later than the Option Expiration Date).

     (c) At the Closing, the Stockholder will deliver to Purchaser (in accordance with Purchaser's instructions) the certificates representing the Shares owned by the Stockholder and being purchased pursuant to Section 1.02(c), duly endorsed or accompanied by stock powers duly executed in blank. At such Closing, Purchaser shall deliver to the Stockholder, by bank wire transfer of immediately available funds, an amount equal to the number of Shares being purchased from the Stockholder as specified in the Notice multiplied by $23.40 (or such higher per share price as may be offered by Purchaser in the Offer).

     SECTION 1.03.  Conditions to Option.  The obligation of
Purchaser to purchase the Shares at the Closing is subject to the following conditions:

          (a)  all waiting periods under the Hart-Scott-Rodino
     Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (the "HSR Act") applicable to such purchase shall have expired or been terminated; and

          (b) there shall be no preliminary or permanent injunction or other order, decree or ruling issued by any Governmental Entity, nor any statute, rule, regulation or order promulgated or enacted by any Governmental Entity prohibiting, or otherwise restraining, such purchase.

     SECTION 1.04. No Purchase. Purchaser may allow the Offer to expire without accepting for payment or paying for any Shares, on the terms and conditions set forth in the Offer to Purchase, and may allow the Option to expire without exercising the Option and purchasing all or any Shares pursuant to such exercise. If all Shares validly tendered and not withdrawn are not accepted for payment and paid for in accordance with the terms of the Offer to Purchase or pursuant to the exercise of the Option, they shall be returned to the Stockholder, whereupon they shall continue to be held by the Stockholder subject to the terms and conditions of this Agreement.


                            ARTICLE II

                        Consent and Voting

     The Stockholder hereby revokes any and all previous proxies granted with respect to the Shares owned by the Stockholder. By entering into this Agreement, the Stockholder hereby consents to the Merger Agreement and the transactions contemplated thereby, including the Merger. So long as the Merger Agreement is in effect, the Stockholder hereby agrees (i) to vote all Shares now or hereafter owned by such Stockholder or execute a consent and not revoke any proxy, vote or consent, in favor of the Merger Agreement, the Merger and the transactions contemplated thereby, and (ii) to oppose any Acquisition Proposal and to vote all Shares now or hereafter owned by such Stockholder, or execute a consent, against any Acquisition Proposal.


                           ARTICLE III

            Representations, Warranties and Covenants
                        of the Stockholder

     The Stockholder represents, warrants and covenants to the Purchaser that:

     SECTION 3.01. Ownership. As of the date hereof the Stockholder is the sole, true, lawful and beneficial owner of 5,515,833 Shares and that there are no restrictions on voting rights or rights of disposition pertaining to such Shares other than those specified herein or any applicable provisions of Article Fifth of the Company's Amended and Restated Certificate of Incorporation. To the extent permitted by Article Fifth of the Company's Amended and Restated Certificate of Incorporation, the Stockholder will convey good and valid title to the Shares owned by the Stockholder and being acquired pursuant to the Offer, the Merger or the exercise of the Option, as the case may be, free and clear of any and all liens, restrictions, security interests or any encumbrances whatsoever (collectively, "Liens"). None of the Shares owned by the Stockholder is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Shares. Until this Agreement is terminated, the Stockholder shall not, directly or indirectly, sell, exchange, encumber, pledge, assign or otherwise transfer or dispose of, or agree to or solicit any of the foregoing, or grant any right or power to any person that limits the Stockholder's sole power to vote, sell, assign, transfer, pledge, encumber or otherwise dispose of the Shares owned by the Stockholder or otherwise directs the Stockholder with respect to such Shares.

     SECTION 3.02. Authority and Non-Contravention. The execution, delivery and performance by the Stockholder of this Agreement and the consummation of the transactions contemplated hereby (i) are within the Stockholder's power and authority, have been duly authorized by all necessary action (including any consultation, approval or other action by or with any other person), (ii) require no action by or in respect of, or filing with, any Governmental Entity (except as may be required under the HSR Act and under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act")), and (iii) do not and will not contravene or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Stockholder or to a loss of any benefit of the Stockholder under, any provision of applicable law or regulation or any agreement, judgment, injunction, order, decree, or other instrument binding on the Stockholder or result in the imposition of any Lien on any assets of the Stockholder.

     SECTION 3.03. Binding Effect. This Agreement has been duly executed and delivered by the Stockholder and is the valid and binding agreement of the Stockholder, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally.

     SECTION 3.04. Total Shares. The Stockholder Shares owned by the Stockholder are the only shares of Company Common Stock beneficially owned as of the date hereof by the Stockholder and the Stockholder has no option to purchase or right to subscribe for or otherwise acquire any securities of the Company and has no other interest in or voting rights with respect to any other securities of the Company.

     SECTION 3.05. Finder's Fees. No investment banker, broker or finder is entitled to a commission or fee from Purchaser or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder, except as otherwise disclosed in the Merger Agreement.

                            ARTICLE IV

            Representations, Warranties and Covenants
                   of the Parent and Purchaser

     The Parent and Purchaser represent, warrant and covenant to the Stockholder:

     SECTION 4.01. Corporate Power and Authority; Noncontravention. The Parent and Purchaser have all requisite corporate power and authority to enter into this Agreement and to perform their obligations hereunder. The execution, delivery and performance by the Parent and Purchaser of this Agreement and the consummation by the Parent and Purchaser of the transactions contemplated hereby (i) have been duly authorized by all necessary corporate action on the part of the Parent and Purchaser, (ii) require no action by or in respect of, or filing with, any Governmental Entity (except as may be required under the HSR Act and under the Exchange Act, or (iii) do not and will not contravene or constitute a default under, the certificate of incorporation or by-laws of Parent or Purchaser or any provision of applicable law or regulation or any, judgment, injunction, order, decree, material agreement or other material instrument binding on the Parent or Purchaser.

     SECTION 4.02. Binding Effect. This Agreement has been duly executed and delivered by the Parent and Purchaser and is a valid and binding agreement of the Parent and Purchaser, enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally.

     SECTION 4.03. Acquisition for Purchaser's Account. Any Shares to be acquired upon consummation of the Offer, or upon exercise of the Option will be acquired by Purchaser for its own account and not with a view to the public distribution thereof and will not be transferred except in compliance with the Securities Act and the rules and regulations promulgated thereunder.


                            ARTICLE V

                      Additional Agreements

     SECTION 5.01. Agreements of Stockholder. The Stockholder hereby covenants and agrees that:

          (a) No Solicitation. The Stockholder shall not directly or indirectly (i) solicit, initiate or knowingly encourage (or authorize any person to solicit, initiate or encourage) any Acquisition Proposal, or (ii) participate in any discussion or negotiations regarding, or furnish to any other person any information with respect to, or otherwise knowingly cooperate in any way with, or participate in, facilitate or encourage any effort or attempt by any other person to do or seek the foregoing. The Stockholder shall promptly advise the Purchaser of the terms of any communications it or any of its affiliates may receive relating to any Acquisition Proposal (including, without limitation, the identify of the party making any such Acquisition Proposal).

          (b) Adjustment upon Changes in Capitalization or Merger. In the event of any change in the Company's capital stock by reason of stock dividends, stock splits, mergers, consolidations, recapitalization, combinations, conversions, exchanges of shares, extraordinary or liquidating dividends, or other changes in the corporate or capital structure of the Company which would have the effect of diluting or changing Purchaser's rights hereunder, the number and kind of shares or securities subject to this Agreement and the price set forth herein at which Shares may be purchased from the Stockholder pursuant to the Offer or the exercise of the Option shall be appropriately and equitably adjusted so that Purchaser shall receive pursuant to the Offer or the exercise of the Option the number and class of shares or other securities or property that Purchaser would have received in respect of the Shares purchasable pursuant to the Offer or the exercise of the Option if such purchase had occurred immediately prior to such event.


                            ARTICLE VI

                          Miscellaneous

     SECTION 6.01. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     SECTION 6.02. Further Assurances. The Parent, Purchaser and the Stockholder will execute and deliver or cause to be executed and delivered all further documents and instruments and use its reasonable best efforts to secure such consents and take all such further action as may be reasonably necessary in order to consummate the transactions contemplated hereby and by the Merger Agreement.

     SECTION 6.03. Additional Agreements. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations and which may be required under any agreements, contracts, commitments, instruments, understandings, arrangements or restrictions of any kind to which such party is a party or by which such party is governed or bound, to consummate and make effective the transactions contemplated by this Agreement.

     SECTION 6.04. Specific Performance. The parties acknowledge and agree that performance of their respective obligations hereunder will confer a unique benefit on the other and that a failure of performance will not be compensable by money damages. The parties therefore agree that this Tender Agreement shall be specifically enforceable and that specific enforcement and injunctive relief shall be available to the Parent, Purchaser or the Stockholder for any breach by the other party or parties of any agreement, covenant or representation hereunder.

     SECTION 6.05. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to such party at its address set forth on the signature page hereto.

     SECTION 6.06. Survival of Representations and Warranties. All representations and warranties contained in this Agreement shall survive delivery of and payment for the Shares pursuant to
Section 1.02 hereof. None of the representations and warranties contained in this Agreement shall survive the acceptance for payment and payment for the Shares pursuant to the Offer.

     SECTION 6.07. Amendments; Termination. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto. Notwithstanding anything herein to the contrary, this Agreement shall expire and be of no further force or effect if (i) the conditions to the Purchaser's obligations to accept for payment and pay for Shares pursuant to the Offer shall have been satisfied and the Purchaser breaches any obligation of Purchaser under the Merger Agreement to accept for payment and promptly pay for all Shares validly tendered and not withdrawn pursuant to the Offer upon expiration of the Offer or (ii) Purchaser amends the Offer to (w) reduce the Offer Price to less than $23.40 in cash, net to the sellers, (x) reduce the number of shares of Company Common Stock subject to the Offer, (y) change the form of consideration payable in the Offer or (z) amend or modify any term or condition of the Offer in a manner adverse to the stockholders of the Company (other than insignificant changes or amendments or other than to waive any condition). This Agreement will also terminate upon the earlier of (i) the close of business on September 24, or (ii) the Effective Time.

     SECTION 6.08. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Purchaser may assign its rights and obligations to another wholly-owned subsidiary of the Parent which is the assignee of Purchaser's rights under the Merger Agreement; and provided further that except as set forth in the prior clause, a party may not assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto and any purported assignment, delegation or transfer without such consent shall be null and void.

     SECTION 6.09.  Governing Law.  This Agreement shall be
construed in accordance with and governed by the law of Delaware without giving effect to the principles of conflicts of laws thereof.

     SECTION 6.10. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effects as if the signatures thereto and thereof were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

     SECTION 6.11. Stockholder Capacity. The Stockholder signs solely in its capacity as the record holder and beneficial owner of the Shares and nothing herein shall limit or affect any actions taken by any officer, director, partner, employee or affiliate of the Stockholder in his or her capacity as an officer or director of the Company and no such actions shall be deemed a breach of this Agreement.

     SECTION 6.12. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible. To the extent that any provision of this Agreement and the Merger Agreement conflict, the provisions of the Merger Agreement shall control.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                             IBP, inc.


                             By:__________________________
                                Name:   Robert L. Peterson
                                 Title: Chairman and Chief
                                        Executive Officer

                              Address for Notices:

                              IBP Avenue
                              P.O. Box 515
                              Dakota City, Nebraska  68731
                              Attn:  Lonnie Grigsby, Esq. (#141)



                              IBP SUB, INC.


                              By:_______________________
                                 Name:  Larry Shipley
                                 Title: President

                              Address for Notices:

                              IBP Avenue
                              P.O. Box 515
                              Dakota City, Nebraska  68731
                              Attn:  Lonnie Grigsby, Esq. (#141)



                              JOSEPH LITTLEJOHN & LEVY FUND, L.P.

                              By:  JLL Associates, L.P., General
                                   Partner


                                  By_____________________________
                                     Name:  Paul S. Levy
                                     Title:  General Partner

                              Address for Notices:

                              Joseph Littlejohn & Levy
                              450 Lexington Avenue, Suite 3350
                              New York, New York  10017
                              Attn:  Paul S. Levy

                              JOSEPH LITTLEJOHN & LEVY FUND II,
                              L.P.

                              By:  JLL Associates, L.P., General
                                   Partner


                                  By_____________________________
                                     Name:  Paul S. Levy
                                     Title:  General Partner

                              Address for Notices:

                              Joseph Littlejohn & Levy
                              450 Lexington Avenue, Suite 3350
                              New York, New York  10017
                              Attn:  Paul S. Levy

                                                   EXHIBIT B


                     CERTIFICATE OF AMENDMENT

                              TO THE

        AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                OF

                     FOODBRANDS AMERICA, INC.


_________________________________________________________________


             Pursuant to Sections 228 and 242 of the
         General Corporation Law of the State of Delaware


_________________________________________________________________



          Foodbrands America, Inc., a Delaware corporation (the
"Corporation"), does hereby certify as follows:

          FIRST:  The name of the corporation is Foodbrands
America, Inc., a Delaware corporation.

          SECOND: Effective immediately upon filing of this Amendment and without further action on the part of the Corporation or its stockholders the provisions of Section 5.1 of the Corporation's Amended and Restated Certificate of
Incorporation shall be amended as as described herein.

          THIRD:  That the Amended and Restated Certificate of
Incorporation of the Corporation is hereby as follows:

          (i) Section 5.1(3) is amended by deleting the last sentence thereof.

          (ii) A new Section 5.1(4) is added to read in its entirety as follows:

          "(4) Notwithstanding anything contained herein to the contrary, this Article Fifth shall not apply to any transaction or series of transactions which the Board, in its sole discretion upon the exercise of its fiduciary duties in accordance with applicable law, determines to be in the best interests of the stockholders of the Corporation. In addition, and in any event, this Article Fifth shall not apply to any of the transactions contemplated by the Agreement and Plan of Merger (the "Merger Agreements"), dated as of March 25, 1997, by and among IBP, inc. ("IBP"), IBP Sub, Inc. and the Company and the Tender Agreements (as defined in the Merger Agreement)."

          FOURTH: That this Amendment has been duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.


          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed in its corporate name this _____ day of _________, 1997.


                                   FOODBRANDS AMERICA, INC.



                                   By:__________________________
                                      Name:
                                      Title: